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!
                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 19, 2003

                                     BETWEEN

                          BLUE RIVER BANCSHARES, INC.,

                                AS THE BORROWER,

                                       AND

                       UNION FEDERAL BANK OF INDIANAPOLIS,

                                  AS THE LENDER

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                                       1

                                TABLE OF CONTENTS

      1. Article 1 DEFINITIONS                                                                               99

SECTION 1.01.     Accounting Terms; Definitions........................................................      99
SECTION 1.02.     Other Interpretive Provisions........................................................     108
SECTION 1.03.     Accounting Principles................................................................     109

   1. Article 2 TERM LOAN                                                                                   109

SECTION 2.01.     Term Loan............................................................................     109
SECTION 2.02.     Use of Proceeds......................................................................     110

   1. Article 3 ADMINISTRATION OF CREDIT                                                                    110

SECTION 3.01.     Interest on Term Loans...............................................................     110
SECTION 3.02.     Increased Costs......................................................................     110
SECTION 3.03.     Capital Adequacy.....................................................................     111
SECTION 3.04.     Prepayment...........................................................................     111
SECTION 3.05.     Survival of Provisions...............................................................     111
SECTION 3.06.     Computations of Interest.............................................................     111
SECTION 3.07.     Payments; Term Loan Accounts.........................................................     112
SECTION 3.08.     Interest Following Event of Default..................................................     112
SECTION 3.09.     Deposits; Set Off....................................................................     112

   1. Article 4 CONDITIONS OF BORROWING                                                                     112

SECTION 4.01.     Corporate Documents..................................................................     112
SECTION 4.02.     Representations......................................................................     113
SECTION 4.03.     Collateral Pledge Agreement..........................................................     113
SECTION 4.04.     Filings..............................................................................     113
SECTION 4.05.     Insurance Certificate................................................................     113
SECTION 4.06.     Form U-1.............................................................................     114
SECTION 4.07.     Counsel Opinion......................................................................     114
SECTION 4.08.     Proceedings Satisfactory.............................................................     114
SECTION 4.09.     Cash Collateral Account..............................................................     114
SECTION 4.10.     Equity Offering......................................................................     114
SECTION 4.11.     Portfolio Review.....................................................................     114

   1. Article 5 REPRESENTATIONS AND WARRANTIES                                                              114

SECTION 5.01.     Organization.........................................................................     115
SECTION 5.02.     Authority............................................................................     115
SECTION 5.03.     ICA and PUHCA........................................................................     115
SECTION 5.04.     Employee Retirement Income Security Act..............................................     116
SECTION 5.05.     Financial Statements.................................................................     116
SECTION 5.06.     Dividends and Redemptions............................................................     116
SECTION 5.07.     Liens................................................................................     116
SECTION 5.08.     Contingent Liabilities...............................................................     116
SECTION 5.09.     Taxes................................................................................     117
SECTION 5.10.     Absence of Litigation................................................................     117

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
SECTION 5.11.     Absence of Default...................................................................     117
SECTION 5.12.     No Burdensome Agreements.............................................................     117
SECTION 5.13.     Trademarks, etc......................................................................     118
SECTION 5.14.     Partnerships; Joint Ventures.........................................................     118
SECTION 5.15.     Full Disclosure......................................................................     118
SECTION 5.16.     Fiscal Year..........................................................................     118
SECTION 5.17.     Environmental Matters................................................................     118
SECTION 5.18.     Regulation U.........................................................................     119
SECTION 5.19.     Solvency and Capital Requirements....................................................     119

   1. Article 6 NEGATIVE COVENANTS                                                                          119

SECTION 6.01.     Restriction of Indebtedness..........................................................     119
SECTION 6.02.     Amendments and Prepayments...........................................................     120
SECTION 6.03.     Restriction on Liens.................................................................     120
SECTION 6.04.     Sale and Leaseback...................................................................     120
SECTION 6.05.     Dividends and Redemptions............................................................     120
SECTION 6.06.     Restrictions on Subsidiaries.........................................................     121
SECTION 6.07.     Acquisitions and Investments.........................................................     121
SECTION 6.08.     Sale of Assets.......................................................................     122
SECTION 6.09.     Mergers and Dissolutions; Sale of Capital Stock......................................     123
SECTION 6.10.     Accounts Receivable..................................................................     123
SECTION 6.11.     Contingent Obligations...............................................................     123
SECTION 6.12.     Affiliates...........................................................................     123
SECTION 6.13.     Partnerships; Joint Ventures.........................................................     123
SECTION 6.14.     Fiscal Year..........................................................................     123
SECTION 6.15.     Derivatives..........................................................................     123

   1. Article 7 AFFIRMATIVE COVENANTS                                                                       123

SECTION 7.01.     Financial Status.....................................................................     124
SECTION 7.02.     Insurance............................................................................     124
SECTION 7.03.     Corporate Existence; Obligations.....................................................     124
SECTION 7.04.     Business Activities..................................................................     125
SECTION 7.05.     Properties...........................................................................     125
SECTION 7.06.     Accounting Records; Reports..........................................................     125
SECTION 7.07.     Inspection of Records................................................................     127
SECTION 7.08.     Qualified Thrift Lender Status.......................................................     127
SECTION 7.09.     Collateral Account...................................................................     127
SECTION 7.10.     Management...........................................................................     128

   1. Article 8 DEFAULTS                                                                                    128

SECTION 8.01.     Defaults.............................................................................     128
SECTION 8.02.     Termination of Commitments and Acceleration of Obligations...........................     131
SECTION 8.03.     Amendments, Etc......................................................................     131

   1. Article 9 MISCELLANEOUS                                                                               131

SECTION 9.01.     Expenses; Indemnity..................................................................     131
SECTION 9.02.     Successors...........................................................................     133
SECTION 9.03.     Survival.............................................................................     133
SECTION 9.04.     Governing Law........................................................................     133

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
SECTION 9.05.     Counterparts.........................................................................     133
SECTION 9.06.     Notices..............................................................................     133
SECTION 9.07.     Participations.......................................................................     134
SECTION 9.08.     Confidentiality......................................................................     134
SECTION 9.09.     Entire Agreement; No Agency..........................................................     134
SECTION 9.10.     No Third Party Benefit...............................................................     135
SECTION 9.11.     Consent to Jurisdiction..............................................................     135
SECTION 9.12.     Waiver of Jury Trial.................................................................     135

LIST OF EXHIBITS, SCHEDULES AND APPENDICES

Exhibit 2.01      Promissory Note
Exhibit 3.01      Form of Collateral Pledge Agreement
Schedule 5.01     Organization
Schedule 5.06     Dividends and Redemptions
Schedule 5.08     Contingent Liabilities
Schedule 5.10     Litigation
Schedule 5.17     Environmental Matters

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                                       99

                                CREDIT AGREEMENT

         This Credit Agreement is entered into as of November 19, 2003, between Blue River Bancshares, Inc., an Indiana corporation (the "Borrower") and Union Federal Bank of Indianapolis, a federal savings bank (the "Lender").

         WHEREAS, the Lender have agreed to make available to the Borrower a $4,000,000.00 secured term loan, upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. ACCOUNTING TERMS; DEFINITIONS.

         As used herein:

         (a) the term "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

         (b) the term "Affiliate" means any person, firm or corporation, which, directly or indirectly, controls, is controlled by, or is under common control with, the Borrower or a Subsidiary.

         (c)      the term "Agreement" means this Credit Agreement.

         (d) the term "Applicable Margin" means, as at any date of determination, the rate per annum then applicable to the Term Loan determined from time to time by reference to the table set forth below, on the basis of the then applicable Non-Performing Loan Ratio:

          NON PERFORMING LOAN RATIO              APPLICABLE MARGIN
------------------------------------------------------------------
Greater than 20% for either SCB or UBC               0.75%
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Greater than 10% but less than 20% for either
   SCB or UBC                                        0.50%
------------------------------------------------------------------
Less than 10% for either SCB or UBC                  0.00%
------------------------------------------------------------------

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                  For purposes of clarity, it is intended that the higher
                  Applicable Margin applies to the entire Term Loan if the Non-Performing Loan Ratios of SCB and UBC indicate different Applicable Margins.

         (e) the term "Bank Subsidiaries" means SCB, UBC and any other Subsidiaries that are state or federally chartered banking or thrift institutions.

         (f) the term "Bankers Blanket Bond" means the bond or bonds, and any renewals, extensions or modifications thereof, issued with respect to losses incurred by the Bank Subsidiaries, including, without limitation, all bonds represented by Bankers Blanket Bond, Standard Form No. 24, with attached riders, as revised, and Bank Employee Dishonesty Blanket Bond, Standard Form No. 28, with attached rider, as revised, both as published by Surety Association of America.

         (g) the term "Business Day" means any date other than a Saturday, Sunday or other day on which Lender in the States of Indiana are required or authorized to close.

         (h) the term "Capitalized Lease" means any lease which is capitalized on the books of the lessee, or should be so capitalized under GAAP.

         (i) the term "Change of Control" means with respect to the Borrower, the transfer of beneficial ownership of the outstanding stock of the Borrower such that any Person, group of related Persons, or Affiliate of a Person, owns, directly or indirectly, more than 50% of the Voting Stock of the Borrower.

         (j) the term "Closing Date" means the date upon which this Agreement has been executed by the Borrower and Lender and all conditions precedent specified in Article IV have been satisfied or waived.

         (k)      the term "Collateral" means (i) the Collateral Account, and
                  (ii) the property pledged pursuant to the Collateral Pledge Agreement.

         (l) the term "Collateral Account" means that certain deposit account maintained by Borrower at Lender numbered 593061111 and titled Blue River Bancshares, Inc. into which Borrower has deposited $500,000.00 of the proceeds of the Term Loan and from which withdrawals by Borrower will only be permitted as specified in Section 7.09 hereof.

         (m) the term "Collateral Documents" means all pledge agreements and financing statements at any time delivered to the Lender to create or evidence Liens securing the Obligations, together with all reaffirmations, amendments and modifications thereof or supplements thereto.

         (n)      The term "Collateral Pledge Agreement" is defined in Section
                  4.03 hereof.

         (o)      the term "Consolidated Net Earnings" means:

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                  (1)      all revenues and income derived from operation in the
                           ordinary course of business (excluding extraordinary gains and profits upon the disposition of investments and fixed assets, as determined in accordance with
                           GAAP),

                  Minus:

                  (2) all expenses and other proper charges against income (including payment or provision for all applicable income and other taxes, but excluding extraordinary losses and losses upon the disposition of investments and fixed assets, as determined in accordance with
                           GAAP),

                           all as determined in accordance with GAAP as applied on a consolidated basis to the Borrower and its Subsidiaries.

         (p) the term "Consolidated Net Income" means, for any period and any Person, all amounts, which in conformity with GAAP, would be included in that Person's net income on a consolidated income statement.

         (q) the term "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person
                  (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefore, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligator, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any surety bond, performance bond or letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or the property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Derivative Contract. The amount of any Contingent Obligation, (w) in the case of guaranty obligations, shall be deemed equal to the lesser of
                  (i) the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (ii) the stated amount of the guaranty, (x) in the case of Contingent Obligations in respect of Derivative Contracts, shall be deemed equal to the aggregate Termination Value of such Derivative

                  Contracts, (y) in the case of Contingent Obligations in respect of surety bonds, performance bonds or letters of credit, shall be deemed equal to the maximum liability of the Borrower and its Subsidiaries thereunder.

         (r) the term "Controlled Group" means a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Borrower is a part.

         (s) the term "Default" means any condition or event which with the passage of time or the giving of notice or both would constitute an Event of Default.

         (t) the term "Derivative Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         (u) the term "Distribution" means, for any Person, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

         (v) the term "Environmental Laws" means all federal, state and local laws including rules of common law, statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

         (w) the term "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be in effect from time to time.

         (x) the term "ERISA Affiliate" means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of the Borrower's Controlled Group or which is under common control with the Borrower within the meaning of Section 414(b), (c), (m) or
                  (o) of the Internal Revenue Code of 1986, as amended.

         (y)      The term "Event of Default" is defined in Article VIII.

         (z) The term "FDIC" means the Federal Deposit Insurance Corporation, and any successors thereto.

         (aa) the term "FHLB" means the Federal Home Loan Bank and any successor thereto.

         (bb) the term "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         (cc) the term "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing (including, without limitation, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the Office of the Comptroller of the Currency, and the Department of Financial Institutions of the State of Indiana).

         (dd) the term "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all Contingent Obligations; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
                  (f) all obligations with respect to Capitalized Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any

                  Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability Borrower in which such Person is a general partner or a joint venturer or a member and as to which such Person is or may become directly liable.

         (ee) the term "Investment" means (i) any purchase or acquisition (or commitment to make any purchase or acquisition) by the Borrower or any Subsidiary of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, and (ii) any advance, loan, extension of credit or capital contribution to or other investment in any Person, including any Affiliate of the Borrower, or any commitment to do any of the foregoing.

         (ff) the term "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or similar interest of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code of any comparable law) and any contingent or other agreement to provide any of the foregoing.

         (gg) the term "Loan Documents" means this Agreement, the Term Note, the Guaranties, the Collateral Pledge Agreement and all other instruments, documents and agreements now or hereafter executed and delivered by the Borrower or any Subsidiary in connection with this Agreement.

         (hh) the term "Material Adverse Effect" means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any
                  (a) material impairment of the ability of the Borrower to perform any of its payment or other material obligations under the Loan Documents or the ability of the Lender to enforce such obligations or any of their respective rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Borrower, or any Subsidiary either singly or in the aggregate, or (c) Default or Event of Default.

         (ii) the term "Multiemployer Plan" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Internal Revenue Code of 1986, as amended, to which the Borrower or any of its Subsidiaries or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         (jj) the term "Non-Bank Subsidiaries" means Subsidiaries of the Borrower other than the Bank Subsidiaries.

         (kk) the term "Non-Performing Loans" means, for any Subsidiary, the sum of: (a) all loans which are 90 days or more past due, but which are still treated as accrual loans, and (b) non-accrual loans.

         (ll) the term "Non-Performing Loan Ratio" means, for any Subsidiary, the ratio of (a) Non-Performing Loans to (b) the sum of (i) Tier l capital (as defined in 12 C.F.R. 567.5(a)) plus (ii) the loan loss reserve.

         (mm) the term "Obligations" means any and all present and future debts, obligations and liabilities of the Borrower or any Subsidiary under or in connection with this Agreement, the Term Note, any other Loan Document or in connection with any Permitted Derivative Obligation between the Borrower or any Subsidiary and the Lender or an Affiliate of the Lender, whether now or hereafter made, incurred, or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether the Borrower is liable individually or jointly with others, whether for principal, interest or other debts, obligations or liabilities.

         (nn) the term "OTS" means the Office of Thrift Supervision, and any successor thereto.

         (oo) the term "Outstanding Credit Exposure" means the aggregate principal amount of the Term Loan outstanding at such time.

         (pp) the term "Permitted Derivative Obligations" means all obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under Derivative Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities used by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view"; (b) such Derivative Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; (c) the Lender or financial institution issuing such Derivative Contract shall calculate its credit exposure in a reasonable and customary manner; (d) all documentation for such Derivative Contract shall conform to ISDA standards and, if the Derivative Contract is entered into with a non-Lender, must be acceptable to the Lender with respect to any intercreditor issues; and (e) if issued by the Lender or an Affiliate of the Lender to the Borrower or any Subsidiary, the credit exposure under such Derivative Contract may be secured by Liens in and to the Collateral as evidenced by the Collateral Pledge Agreement.

         (qq)     the term "Permitted Liens" means:

                  (1)      liens outstanding on November 19, 2003, and shown on
                           Schedule 5.07 hereto;

                  (2) liens for taxes, assessments or governmental charges, and similar liens incident to the operation of the business of the Borrower and its Subsidiaries in the ordinary course, which are either not delinquent or are being contested in good faith by the Borrower or a Subsidiary by appropriate proceedings which will prevent foreclosure of such liens, and against which adequate reserves have been provided; and easements, restrictions, minor title irregularities and similar matters which have no adverse effect as a practical matter upon the ownership and use of the affected property by the Borrower or any Subsidiary;

                  (3) liens or deposits in connection with worker's compensation or other insurance or to secure customs' duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule as a condition to the transaction of business or the exercise of any right, privilege or license; or other liens or deposits of a like nature made in the ordinary course of business;

                  (4) liens of landlords and mortgagees of landlords, arising solely by operation of law, on fixtures and moveable property located on premises leased in the ordinary course of business;

                  (5) liens required by this Agreement as security for the Obligations; and

                  (6) purchase money liens on property (other than inventory) (including the interest of a lessor under a Capitalized Lease and liens to which any property is subject at the time of the Borrower's acquisition thereof) securing Permitted Purchase Money Indebtedness; provided that such liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased or subject to such Capitalized Lease.

         (rr)     the term "Permitted Purchase Money Indebtedness" is defined in
                  Section 6.01(f).

         (ss) the term "Person" includes an individual, partnership, corporation, limited liability Borrower, business trust, joint stock Company, trust, unincorporated association, joint venture, or Governmental Authority.

         (tt) the term "Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by the Borrower, any of its Subsidiaries, or any member of the Controlled Group, or any such plan to which the Borrower, any of its Subsidiaries, or any member of the Controlled Group is required to contribute on behalf of any of its employees.

         (uu) the term "Prime Rate" means the rate of interest published in the Wall Street Journal from time to time as the Prime Rate, as such rate may change from time to time, and is intended by the Lender to be a reference rate and may not be the lowest interest rate charged by the Lender.

         (vv) the term "Regulatory Change" means any change enacted or issued after the date of this Agreement of any (or the adoption after the date of this Agreement of any new) federal or state law, regulation, interpretation, direction, policy or guideline, or any court decision, which affects the treatment of any extensions of credit of the Lender.

         (ww) the term "Reportable Event" means a reportable event as that term is defined in Title IV of ERISA.

         (xx) the term "Restricted Payment" means distributions in respect of the Borrower's stock.

         (yy) the term "SCB" means Shelby County Bank, a federal savings bank.

         (zz) the term "Subsidiary" means a corporation, partnership or other entity of which the Borrower owns, directly or through another Subsidiary, at the date of determination, more than 50% of the outstanding stock (or other shares of beneficial interest) having ordinary voting power for the election of directors, irrespective of whether or not at such time stock of any other class or classes might have voting power by reason of the happening of any contingency, or holds at least a majority of partnership or similar interests, or is a general partner, and any other Affiliate that is included in the Borrower's consolidated financial statements furnished to the Lender pursuant to Section 7.06 hereof.

         (aaa) the term "Tangible Equity Capital" means, on any date and for any Person, all amounts, which in conformity with GAAP, would be included in that Person's stockholder's equity on its consolidated balance sheet, less the amount of any amortizing intangible assets included on its consolidated balance sheet.

         (bbb) the term "Term Debt Service Coverage Ratio" means as of any date of determination for any period, the relationship, expressed as a numerical ratio, between:

                  (1) the Consolidated Net Earnings of the Borrower for a period of four fiscal quarters plus interest expense on the Term Loan for such period, and

                  (2) the sum of (A) interest expenses on the Term Loan for such period, plus (B) scheduled principal payments on the Term Loan during such period.

         (ccc)    the term "Term Loan" is defined in Section 2.01.

         (ddd) the term "Termination Value" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for Derivative Contracts, as determined by the Borrower based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include the Lender).

         (eee) the term "UBC" means Unified Banking Company, a federal savings bank.

         (fff) the term "Unfunded Liabilities" means, with regard to any Plan, the excess of the current value of the Plan's benefits guaranteed under ERISA over the current value of the Plan's assets allocable to such benefits.

         (ggg) The term "Voting Stock" means securities (as such term is defined in Section 2 of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         SECTION 1.02. OTHER INTERPRETIVE PROVISIONS.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule, Exhibit and Appendix references are to this Agreement unless otherwise specified.

         (c) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

         (d) The term "including" is not limiting and means "including without limitation."

         (e) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (f) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

         (g) Unless otherwise expressly provided herein, (i) references to agreements, (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (h) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (i) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (j) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender and the Borrower and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender's involvement in their preparation.

         SECTION 1.03. ACCOUNTING PRINCIPLES.

         (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied throughout all accounting periods and consistent with those applied in the preparation of the financial statements referred to in
                  Section 5.05.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

         (c) In the event that any changes in GAAP occur after the date of this Agreement and such changes result in material variation in the method of calculation of financial covenants or other terms of this Agreement, then the Borrower, the Lender and the Lender agree to amend such provisions of this Agreement so as to equitably reflect such changes so that the criteria for evaluating the Borrower's financial condition will be the same after such changes as if such changes had not occurred.

                                   ARTICLE 2
                                   TERM LOAN

         SECTION 2.01. TERM LOAN.

         (a) On the Closing Date, and subject to all of the terms and conditions of this Agreement, the Borrower shall obtain a term loan from the Lender in the amount of $4,000,000.00 (the "Term Loan"). The Term Loan hereunder shall be evidenced by a single promissory note (the "Term Note") in the principal amount of the Term Commitment, payable to the order of the Lender, in the form of Exhibit 2.02 attached hereto. The Term Note shall be executed by the Borrower and delivered to the Lender on or prior to the Closing Date.

         (b) Interest on the Term Note shall be payable monthly beginning December 19, 2003 and continuing on the 19th day of each calendar month thereafter, to and including November 19, 2005, in the amount invoiced by Lender each month. Beginning on November 19, 2005, and continuing on the 19th day of each calendar month thereafter until the Term Note has been paid in full, the Borrower shall make a payment of principal and interest in the amount invoiced by Lender each month which represents the level monthly payment amount required to (i) pay interest at the interest rate in effect during the prior month pursuant to Section 3.01 and (ii) amortize the remaining outstanding principal amount over the period ending on November 19, 2013. On the earlier of November 19, 2013 and the date on which the Term Note is accelerated pursuant to Section 8.02, the entire unpaid principal balance of the Term Note shall be due and payable.

         SECTION 2.02. USE OF PROCEEDS.

         The Borrower represents, warrants and agrees that:

         (a) The proceeds of the loan made hereunder will be used solely for the purpose of financing the Acquisition of UBC for an aggregate purchase price of no more than $8.2 million.

         (b) No part of the proceeds of the loan made hereunder will be used to "purchase" or "carry" any "margin stock" or to extend credit to others for the purpose of "purchasing" or "carrying" any "margin stock" (as such terms are defined in the Regulation U of the Board of Governors of the Federal Reserve System), and the assets of the Borrower and its Subsidiaries do not include, and neither the Borrower nor any Subsidiary has any present intention of acquiring, any such security.

                                   ARTICLE 3
                            ADMINISTRATION OF CREDIT

         SECTION 3.01. INTEREST ON TERM LOANS.

         The Term Loan shall bear interest on the outstanding principal amount thereof from the Closing Date at a rate per annum equal to the Prime Rate plus the Applicable Margin according to the terms of this Article III. Adjustments in the interest rate on the Term Loan occasioned by changes in the Applicable Margin will be made as of the first calendar day of each fiscal quarter (the "Change Date") based upon the Nonperforming Loan Ratio of SCB and UBC as of the end of the second fiscal quarter preceding the Change Date. The full amount of the Term Loan will be disbursed to Borrower on the Closing Date.

         SECTION 3.02. INCREASED COSTS.

         If any Regulatory Change,

         (a) shall subject the Lender to any tax, duty or other charge with respect to any of its loan hereunder, or shall change the basis of taxation of payments to the Lender of the principal or interest on its loan hereunder, or any other amounts due under this Agreement in respect of such loan, or its obligation to make the loan hereunder (except for changes in the rate of tax on the overall net income of the Lender);

         (b) shall impose, modify or make applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender; or

         (c) shall impose on the Lender any other condition affecting its loan hereunder;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D or any other analogous law, rule or regulation, to impose a cost on) the Lender of making or maintaining the Term Loan hereunder, or to reduce the amount of any sum received or receivable by the Lender under this Agreement and any document or instrument related hereto; then upon notice from the Lender (which notice shall be sent to the Lender and the Borrower and shall be accompanied by a statement setting forth in reasonable detail the basis of such increased cost or other effect on the loans), the Borrower shall pay directly to the Lender, on demand, such additional amount or amounts as will compensate the Lender for such increased cost or such reduction.

         SECTION 3.03. CAPITAL ADEQUACY.

         If any Regulatory Change affects the treatment of the Term Loan hereunder as an asset or other item included for the purpose of calculating the appropriate amount of capital to be maintained by the Lender or any corporation controlling the Lender and has the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of the obligations of the Lender hereunder to a level below that which the Lender or such corporation could have achieved but for such Regulatory Change (taking into account the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed in good faith by the Lender to be material, then the Borrower shall pay to the Lender, on demand, such additional amount or amounts as will compensate the Lender or such corporation, as the case may be, for such reduction.

         SECTION 3.04. PREPAYMENT.

         The Term Loan may be prepaid at the option of the Borrower in whole or in part at any time without premium or penalty. In case of a prepayment of less than all of the outstanding principal amount of the Term Note, each total prepayment shall be not less than $100,000 and shall be applied to the remaining principal installments of the Term Note in the inverse order of their maturities.

         SECTION 3.05. SURVIVAL OF PROVISIONS.

         The provisions of Sections 3.02 and 3.03 shall survive the repayment of the Term Loan.

         SECTION 3.06. COMPUTATIONS OF INTEREST.

         All computations of interest on the Term Loan will be based on a 360 day year using the actual number of days occurring in the period for which such interest is payable.

         SECTION 3.07. PAYMENTS; TERM LOAN ACCOUNTS.

         (a) All payments and prepayments of principal, interest and fees under this Agreement and the Term Note shall be made to the Lender prior to 1:00 p.m., Indianapolis, Indiana time, in immediately available funds. The Lender may charge the Collateral Account maintained at the Lender for any payment due under the Term Note, or any fee or expense payable hereunder, on or after the date due.

         (b) The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the outstanding Term Loan and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Term Loan.

         (c) If the date on which interest or principal are to be paid falls on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

         SECTION 3.08. INTEREST FOLLOWING EVENT OF DEFAULT.

         From and after the occurrence and during the continuance of an Event of Default, the unpaid principal amount of all loans and all other amounts due and unpaid under this Agreement and the Term Note will bear interest until paid computed at a rate equal to 2% per annum in excess of the rate or rates otherwise payable hereunder.

         SECTION 3.09. DEPOSITS; SET OFF.

         The Borrower grants the Lender, as security for the Term Note, a lien and security interest in any and all monies, balances, accounts and deposits (including certificates of deposit) of the Borrower at the Lender now or at any time hereafter, including, but not limited to the Collateral Account. If any Event of Default occurs hereunder or any attachment of any balance of the Borrower occurs, the Lender may offset and apply any such security toward the payment of the Term Note, whether or not such Term Note, or any part thereof, shall then be due. Promptly upon its charging any account of the Borrower pursuant to this Section, the Lender shall give the Borrower notice thereof.

                                   ARTICLE 4

                             CONDITIONS OF BORROWING

         Without limiting any of the other terms of this Agreement, the Lender shall not be required to make the Term Loan to the Borrower hereunder unless the following conditions have been satisfied:

         SECTION 4.01. CORPORATE DOCUMENTS.

         (a) Copies of a certificate of existence or good standing for the Borrower and each Subsidiary, certified by the appropriate governmental officer in its jurisdiction of organization;

         (b) Copies, certified by the Secretary, Assistant Secretary, or Chief Executive Officer, as the case may be, of the Borrower, of (i) its respective Articles of Incorporation (together with all amendments thereto) and By-Laws, (ii) resolutions of its Board of Directors (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Agreement, the Term Note and the other Loan Documents;

         (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower, authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lender shall be entitled to rely until informed of any change in writing by the Borrower; and

         (d) A certificate, in form and substance satisfactory to the Lender, signed by the chief financial officer of the Borrower, stating that on the Closing Date no Default or Event of Default has occurred and is continuing.

         SECTION 4.02. REPRESENTATIONS.

         As of the Closing Date the representations and warranties contained in
Article V hereof shall be true and correct on the date of such loan or extension of credit; no Default or Event of Default hereunder shall have occurred and be continuing; and there has been no material adverse change in the business operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2002.

         SECTION 4.03. COLLATERAL PLEDGE AGREEMENT.

         The Borrower shall have executed and delivered to the Lender a collateral pledge agreement in the form of Exhibit 4.03 annexed hereto (the "Collateral Pledge Agreement"); stock certificates representing all outstanding capital stock of the Bank Subsidiaries as collateral; and appropriate stock powers executed in blank.

         SECTION 4.04. FILINGS.

         All documents (including, without limitation, financing statements) required to be filed in order to create, in favor of the Lender, first perfected security interests in the collateral shall have been properly filed in each office in each jurisdiction in which such filings are required; the Lender shall have received acknowledgment copies of all such filings stamped by the appropriate filing officer (or, in lieu thereof, other evidence satisfactory to the Lender that all such filings have been made); and the Lender shall have received such evidence as it may deem satisfactory that all necessary filing and other similar fees, and all taxes and other expenses related to such filings have been paid in full.

         SECTION 4.05. INSURANCE CERTIFICATE.

         The Lender shall have received evidence satisfactory to it that the Borrower maintains hazard and liability insurance coverage reasonably satisfactory to the Lender.

         SECTION 4.06. FORM U-1.

         The Borrower shall have executed and delivered to the Lender a Federal Reserve Form U-1 provided for in Regulation U of the Board of Governors of the Federal Reserve System, and the statements made therein shall be such, in the opinion of the Lender, as to permit the transactions contemplated hereby without violation of Regulation U.

         SECTION 4.07. COUNSEL OPINION.

         The Lender shall have received from Borrower's counsel, satisfactory opinions as to such matters relating to the Borrower and its Subsidiaries, the validity and enforceability of this Agreement, the loans to be made hereunder and the other documents required by this Article III as the Lender shall reasonably require. The Borrower shall execute and/or deliver to the Lender or their respective counsel such documents concerning its corporate status and the authorization of such transactions as may be requested.

         SECTION 4.08. PROCEEDINGS SATISFACTORY.

         The Borrower shall have executed this Agreement, the Term Note and all other Loan Documents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory in form and substance to the Lender and its counsel.

         SECTION 4.09. CASH COLLATERAL ACCOUNT.

         The Borrower shall have established the Cash Collateral Account with the Lender and shall agree to fund such account with $500,000.00 of the proceeds of the Term Note.

         SECTION 4.10. EQUITY OFFERING.

         The Lender shall have received evidence satisfactory to it that the Borrower has raised at least $3,500,000.00 (before issue costs) from its offering of common stock.

         SECTION 4.11. PORTFOLIO REVIEW.

         The Lender shall have completed an onsite review of the loan portfolios of SCB and UBC and shall be satisfied with such loan portfolios in its sole discretion.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to make the loans and other financial accommodations as provided herein, the Borrower represents and warrants to the Lender as follows as of the date of this Agreement.

         SECTION 5.01. ORGANIZATION.

         The Borrower and each of its Subsidiaries is a corporation duly organized and in existence (having made all required corporate filings and reports) under the laws of the jurisdiction under which it was incorporated, and has all requisite power and authority, corporate or otherwise, to conduct its business and to own its properties. Set forth in Schedule 5.01 hereto is a complete and accurate list of all of the Borrower's Subsidiaries, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, the number outstanding, the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase, and similar rights. All of the outstanding stock of all of the Subsidiaries has been legally and validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more other Subsidiaries free and clear of all pledges, liens, security interests and other charges or encumbrances. The Borrower and each of its Subsidiaries is duly licensed or qualified to do business in all jurisdictions in which such qualification is required, and failure to so qualify could have a Material Adverse Effect on the property, financial condition or business operations of the Borrower or any Subsidiary.

         SECTION 5.02. AUTHORITY.

         The execution, delivery and performance of the Loan Documents are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower, (ii) violate any provision of the articles of incorporation or by-laws of the Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any Subsidiary;
(iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Borrower or any Subsidiary pursuant to, any indenture or other agreement or instrument under which the Borrower or any Subsidiary is a party or by which it or its properties may be bound or affected. This Agreement constitutes, and each of the Term Note and Loan Documents when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Borrower or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

         SECTION 5.03. ICA AND PUHCA.

         Neither the Borrower nor any Subsidiary is an "investment company" or a Borrower "controlled" by an "investment company" within the meaning of the Investment company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding company Act of 1935, as amended.

         SECTION 5.04. EMPLOYEE RETIREMENT INCOME SECURITY ACT.

         All Plans are in compliance in all material respects with the applicable provisions of ERISA. Neither the Borrower nor any Subsidiary has incurred any material "accumulated funding deficiency" within the meaning of section 302(a)(2) of ERISA in connection with any Plan. There has been no Reportable Event for any Plan, the occurrence of which could reasonably be expected to have a materially adverse effect on the Borrower or any Subsidiary, nor has the Borrower or any Subsidiary incurred any material liability to the Pension Benefit Guaranty Corporation under section 4062 of ERISA in connection with any Plan. The Unfunded Liabilities of all Plans do not in the aggregate exceed $50,000. Neither the Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan.

         SECTION 5.05. FINANCIAL STATEMENTS.

         The consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of December 31, 2002, and the consolidated and consolidating statements of profit and loss and cash flow of the Borrower and its Subsidiaries for the year ended on that date, as prepared by management and heretofore furnished to the Lender, have been prepared in accordance with GAAP, audited by Deloitte & Touche and are correct and complete in all material respects. The consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of September 30, 2003, and the consolidated and consolidating statements of profit and loss and cash flow of the Borrower and its Subsidiaries for the quarter ended on that date, heretofore furnished to the Lender, have been prepared in accordance with GAAP and are correct and complete in all material respects. Since December 31, 2002 there has been no material adverse change in the property, financial condition or business operations of the Borrower or any Subsidiary that has had or would have a Material Adverse Effect.

         SECTION 5.06. DIVIDENDS AND REDEMPTIONS.

         Except as set forth on Schedule 5.06, the Borrower has not, between December 31, 2002 and the date of this Agreement, paid or declared any dividend, or made any other distribution on account of any shares of any class of its stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of any class of its stock. The Borrower is not a party to any agreement, the performance of which would give rise to a Default or an Event of Default, which may require it to redeem, purchase or otherwise acquire any shares of any class of its stock.

         SECTION 5.07. LIENS.

         The Borrower and each Subsidiary has good and marketable title to all of its assets, real and personal, free and clear of all Liens, except Permitted Liens. All owned and leased buildings and equipment of the Borrower and its Subsidiaries are in good condition, repair and working order in all material respects and, to the best of the Borrower's knowledge and belief, conform in all material respects to all applicable laws, regulations and ordinances.

         SECTION 5.08. CONTINGENT LIABILITIES.

         Neither the Borrower nor any Non-Bank Subsidiary has any material Contingent Obligations, except those permitted by Section 6.11 hereof or set forth on Schedule 5.08 hereto.

         SECTION 5.09. TAXES.

         Except as expressly disclosed in the financial statements referred to in Section 5.05 above, neither the Borrower nor any Subsidiary has any material outstanding unpaid tax liability (except for taxes which are currently accruing from current operations and ownership of property, which are not delinquent and those taxes being contested in good faith for which reserves have been established in accordance with GAAP), and no tax deficiencies have been proposed or assessed against the Borrower or any Subsidiary. Borrower's federal income tax returns have been filed for all years through December 31, 2002 and all taxes shown by such returns (together with any adjustments arising out of audits, if any) have been paid.

         SECTION 5.10. ABSENCE OF LITIGATION.

         Except as set forth on Schedule 5.10 hereto, neither the Borrower nor any Subsidiary is a party to any litigation or administrative proceeding, nor so far as is known by the Borrower is any litigation or administrative proceeding threatened against it or any Subsidiary, which in either case (i) relates to the execution, delivery or performance of this Agreement, the Term Note, or any of the Loan Documents, (ii) could, if adversely determined, reasonably be expected to have a Material Adverse Effect, (iii) asserts or alleges the Borrower or any Subsidiary violated Environmental Laws which could reasonably be expected to have a Material Adverse Effect, (iv) asserts or alleges that Borrower or any Subsidiary is required to cleanup, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials which could reasonably be expected to have a Material Adverse Effect, (v) asserts or alleges that Borrower or any Subsidiary is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.11. ABSENCE OF DEFAULT.

         No event has occurred and is continuing which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Borrower or any Subsidiary the right to accelerate the maturity of any Indebtedness of the Borrower or any Subsidiary, other than those that have been permanently waived. Neither the Borrower nor any Subsidiary is in default under, or in violation of the requirements of, any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.12. NO BURDENSOME AGREEMENTS.

         Neither the Borrower nor any Non-Bank Subsidiary is a party to any agreement, instrument or undertaking, or subject to any other restriction, (i) which materially adversely affects or could reasonably be expected to in the future so affect the property, financial condition or business operations of the Borrower or any Non-Bank Subsidiary, or (ii) under or pursuant to which the Borrower or any Non-Bank Subsidiary is or will be required to place (or under which any other person may place) a lien upon any of its properties securing indebtedness either upon demand or upon the happening of a condition, with or without such demand other than Permitted Liens.

         SECTION 5.13. TRADEMARKS, ETC.

         The Borrower and its Subsidiaries possess adequate trademarks, trade names, copyrights, patents, permits, service marks and licenses, or rights thereto, for the present and planned future conduct of their respective businesses substantially as now conducted, without any known conflict with the rights of others which could reasonably be expected to result in a Material Adverse Effect on the Borrower or any Subsidiary.

         SECTION 5.14. PARTNERSHIPS; JOINT VENTURES.

         Neither the Borrower nor any Subsidiary is a member of any partnership or joint venture.

         SECTION 5.15. FULL DISCLOSURE.

         No information, exhibit or report furnished by the Borrower or any Subsidiary to the Lender in connection with the negotiation or execution of this Agreement contained any material misstatement of fact as of the date when made or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date when made.

         SECTION 5.16. FISCAL YEAR.

         The fiscal year of the Borrower and each Subsidiary ends on December 31 of each year.

         SECTION 5.17. ENVIRONMENTAL MATTERS.

         Except as set forth on Schedule 5.17:

         (a) With respect to the period during which the Borrower or any Subsidiary owned or occupied its real estate, and to the Borrower's knowledge after reasonable investigation, with respect to the time before the Borrower or any Subsidiary owned or occupied its real estate, no person or entity has caused or permitted materials to be stored, deposited, treated, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower or any Subsidiary, which materials, if known to be present, would require cleanup, removal or some other remedial action under Environmental Laws, except as permitted by applicable law and only in such amounts or quantities as are required for the operation of the business of the Borrower and its Subsidiaries in the ordinary course;

         (b) To the Borrower's knowledge after reasonable investigation, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject the Borrower or any Subsidiary to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

         (c) Neither the Borrower nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and neither the Borrower nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; and

         (d) The Borrower and each Subsidiary has all permits, licenses and approvals required under Environmental Laws which the failure to possess could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.18. REGULATION U.

         Neither the Borrower nor the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Term Loan will be used, directly or indirectly, for a purpose that violates any law, including, without limitation, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended. "Margin Stock," as defined in Regulation U, constitutes less than 25% of those assets of the Borrower that are subject to any limitation on sale, pledge, or other restrictions hereunder.

         SECTION 5.19. SOLVENCY AND CAPITAL REQUIREMENTS.

         On the Closing Date, the Borrower is (and after giving effect to the transactions contemplated by the Loan Documents, will be) solvent. Each of the Bank Subsidiaries has (and has not received any notice from the OTS that it does not have) an amount of capital that satisfies its minimum capital requirements.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

         While any part of the principal of or interest on the Term Note or any of the other Obligations remains unpaid, the Borrower covenants and agrees (and agrees to cause its Subsidiaries) to perform, observe and comply with each of the following, unless the Borrower receives the prior written consent of the
Lender:

         SECTION 6.01. RESTRICTION OF INDEBTEDNESS.

         The Borrower shall not, nor shall it permit any of its Non-Bank Subsidiaries to directly or indirectly, create, incur, assume or have outstanding any Indebtedness, except:

         (a)      the Obligations;

         (b) Indebtedness incurred by the Borrower under any Permitted Derivative Obligation; and

         (c) other Indebtedness outstanding on September 30, 2003, and shown on the financial statements referred to in Section 5.05 above; and

         (d) the Contingent Obligations existing on the date hereof as disclosed on Schedule 5.08;

         (e) Indebtedness incurred by the Borrower from any of its Subsidiaries; and

         (f) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the acquisition of fixed assets, if (1) at the time of such incurrence, no Event of Default or Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed $50,000 in the aggregate outstanding at any time, (5) any lien securing such Indebtedness is a Permitted Lien (such Indebtedness being referred to herein as "Permitted Purchase Money Indebtedness").

         SECTION 6.02. AMENDMENTS AND PREPAYMENTS.

         The Borrower shall not, nor shall it permit any of its Non-Bank Subsidiaries to agree to any amendment, modification or supplement, or obtain any waiver or consent in respect of compliance with any of the terms of, or call or redeem, or make any purchase or prepayment of or with respect to, any instrument or agreement evidencing or relating to any Indebtedness.

         SECTION 6.03. RESTRICTION ON LIENS.

         The Borrower shall not, nor shall it permit any of its Non-Bank Subsidiaries to create or permit to be created or allow to exist any Lien on any property or asset now owned or hereafter acquired by the Borrower or any such Non-Bank Subsidiary, except Permitted Liens.

         SECTION 6.04. SALE AND LEASEBACK.

         The Borrower shall not, nor shall it permit any of its Non-Bank Subsidiaries to enter into any agreement providing for the leasing by the Borrower or a Non-Bank Subsidiary of property which has been or is to be sold or transferred by the Borrower or a Non-Bank Subsidiary to the lessor thereof, or which is substantially similar in purpose to property so sold or transferred.

         SECTION 6.05. DIVIDENDS AND REDEMPTIONS.

         The Borrower shall not directly or indirectly declare, make or pay any Restricted Payment, except for:

         (a)      Distributions approved by Lender; and

         (b) On or after November 19, 2006, Distributions so long as no Event of Default exists or would exist after giving effect to such Distribution;

         Notwithstanding the foregoing, Restricted Payments and Distributions are permitted hereunder only to the extent such Restricted Payment or Distribution is made in accordance with applicable law and constitutes a valid, non-voidable transaction.

         SECTION 6.06. RESTRICTIONS ON SUBSIDIARIES.

         The Borrower shall not permit any Subsidiary to enter into or permit to exist any arrangement or agreement (such arrangement or agreement not to include compliance with applicable OTS rules and regulations) which directly or indirectly prohibits any such Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to the Borrower, (b) paying any Indebtedness owed to the Borrower or any of its Subsidiaries, (c) making loans, advances, or investments to or in the Borrower, or (d) transferring any of its property or assets to the Borrower.

         SECTION 6.07. ACQUISITIONS AND INVESTMENTS.

         The Borrower shall not, nor shall it permit any of its Subsidiaries to make any Acquisitions and Borrower shall not, nor shall it permit any of its Non-Bank Subsidiaries to make any Investments, except:

         (a)      Investments in (i) U.S. government obligations which include
                  (a) direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America is pledged, (b) obligations issued by a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of the principal of, premium, if any, and interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of Treasury of the United States of America or Federal Reserve Bank), and (c) securities which represent an interest in the obligations described in (a) and (b) above; (ii) Senior debt obligations, letter of credit backed issues, and participation certificates which are fully amortizing, of the following federal agencies:
                  (a) Farmers Home Administration, (b) Federal Farm Credit Bank,
                  (c) Federal Home Loan Bank, (d) Federal Home Loan Mortgage Corporation, (e) Federal Housing Administration, (f) Federal National Mortgage Association, (g) Financial Assistance Corporation, (h) Financing Corporation (FIOC), (i) General Services Administration, (j) Government National Mortgage Association, (k) Resolution Funding Corporation, (l) Small Business Administration, (m) Student Loan Marketing Association, and (n) Tennessee Valley Authority; (iii) Federal funds, certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank the unsecured, uninsured and unguaranteed debt obligations of which (or, in the case of a bank subsidiary in a bank holding company, debt obligations of the bank holding company) have been rated at least "A" or "A-l" or its equivalent by either rating service; (iv) commercial paper (having original maturities of not more than 270 days) rated at least "A-1" or its equivalent by either rating service; (v) obligations rated at least investment grade by either rating service, or unrated general obligations of any Person which has outstanding other unsecured, uninsured and unguaranteed obligations which are so rated by either rating service; or unrated obligations of any Person which are secured by a letter of credit from banks which are so rated by either rating service; (vi) repurchase agreements with any institution the unsecured, uninsured and unguaranteed debt obligations of which (or, in the case of a bank subsidiary in a bank holding company, debt obligations of the bank holding company) are rated at least "A" or its equivalent by either rating service; (vii) tax-exempt obligations of any state of the United States of America or any political subdivision or other instrumentality of any such state and such obligations are rated at least "A" or its equivalent by either rating service and are not "specified private activity bonds" as defined in Section 57(a)(5)(C) of the Code; (viii) tax-exempt money market funds which are "qualified regulated investment companies" within the meaning of IRS Notice 87-22, and which meet the other requirements of IRS Notice 87-22 and any subsequent regulations necessary to exempt investments in such funds from the definition of "investment property" under Section 148 of the Code whose assets are solely invested in obligations rated at least "A" or its equivalent by either rating service; (vix) money market funds the assets of which are obligations of or guaranteed by the United States of America and which funds are rated "Am" or "Am-G" or higher by S&P; (x) investment in money market mutual funds provided that such funds are invested solely in obligations or securities otherwise permitted by this Section 6.07(a); and (xi) obligations approved in writing by the Lender.

         (b) loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items;

         (c)      Investments in the Borrower by a Subsidiary;

         (d)      inter-company transactions described in Sections 6.01(e);

         (e) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

         (f)      Investments made in connection with Permitted Derivative
                  Obligations;

         (g) Investments outstanding on September 30, 2003, and shown on the financial statements referred to in Section 5.05 above; and

         (h) the acquisition of UBC on the terms disclosed by Borrower to Lender.

         SECTION 6.08. SALE OF ASSETS.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, transfer, or otherwise dispose of all or substantially all of its assets. The Borrower shall not dispose of, sell, or transfer any stock of the Bank Subsidiaries.

         SECTION 6.09. MERGERS AND DISSOLUTIONS; SALE OF CAPITAL STOCK.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, merge or consolidate with any other Person. The Borrower shall not and shall not permit any Subsidiary to liquidate, wind up, dissolve (or suffer any liquidation or dissolution). The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of the Borrower or any Subsidiary.

         SECTION 6.10. ACCOUNTS RECEIVABLE.

         The Borrower shall not, nor shall it permit any of its Non-Bank Subsidiaries to discount or sell with recourse, or sell for less than the face amount thereof, any of its notes or accounts receivable, whether now owned or hereafter acquired.

         SECTION 6.11. CONTINGENT OBLIGATIONS.

         The Borrower shall not, nor shall it permit any of its Non-Bank Subsidiaries to incur or permit to exist any material Contingent Obligation, except pursuant to the deposit and collection of checks and similar items in the ordinary course of business and except for Indebtedness permitted under Section 6.01.

         SECTION 6.12. AFFILIATES.

         The Borrower shall not, nor shall it permit any of its Subsidiaries to suffer or permit any transaction with any Affiliate, except on terms not less favorable to the Borrower or Subsidiary than would be usual and customary in similar transactions with non-affiliated persons.

         SECTION 6.13. PARTNERSHIPS; JOINT VENTURES.

         The Borrower shall not, nor shall it permit any of its Subsidiaries to become a member of any partnership or joint venture.

         SECTION 6.14. FISCAL YEAR.

         The Borrower shall not, nor shall it permit any of its Subsidiaries to change its fiscal year.

         SECTION 6.15. DERIVATIVES.

         The Borrower shall not, nor shall it permit any of its Subsidiaries to enter into any Derivative Contract except Permitted Derivative Obligations.

                                   ARTICLE 7
                              AFFIRMATIVE COVENANTS

         While any part of the credit granted to the Borrower is available and while any part of the principal of or interest on any Note or any of the other Obligations remains unpaid, and unless waived in writing by the Lender, the Borrower shall:

         SECTION 7.01. FINANCIAL STATUS.

         At all times:

         (a) On the Closing Date and thereafter as of each fiscal quarter-end, maintain Tangible Equity Capital in the amount of at least $12,000,000.

         (b) Beginning as of the quarter ended December 31, 2004, maintain a Term Debt Service Coverage Ratio as of each fiscal quarter end of at least 1.50 to 1.00 for the four quarter period then ended.

         (c) Cause both SCB and UBC to maintain a "Total risk-based capital ratio," as defined in 12 C.F.R. Section 565.2(j), stated as a percentage, of at least 10%.

         (d) Cause both SCB and UBC to maintain a "Tier 1 risk-based capital ratio," as defined in 12 C.F. R. Section 565.2(h), stated as a percentage, of at least 6%.

         (e) Cause both SCB and UBC to maintain a "Leverage ratio" as defined in 12 C.F.R. Section 565.2(c), stated as a percentage, of at least 5%.

         (f) Cause UBC to maintain a Non-Performing Loan Ratio as of each fiscal quarter end of not more than 10%.

         (g) Cause SBC to maintain a Non-Performing Loan Ratio as of each fiscal quarter end of not more than: (i) 50% through September 30, 2004, (ii) 40% from December 31, 2004 through September 30, 2005, (iii) 30% from December 31, 2005 through September 30, 2006, (iv) 20% from December 31, 2006 through September 30, 2007, and (v) 10% from December 31, 2007 and at all times thereafter.

         SECTION 7.02. INSURANCE.

         Maintain insurance in such amounts and against such risks as is customary by companies engaged in the same or similar businesses and similarly situated.

         SECTION 7.03. CORPORATE EXISTENCE; OBLIGATIONS.

         Do, and cause each Subsidiary to do, all things necessary to: (i) maintain its corporate existence and all rights and franchises necessary or desirable for the conduct of its business; (ii) comply with all applicable laws, rules, regulations and ordinances, and all restrictions imposed by Governmental Authorities, including Environmental Laws; and (iii) pay, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and other governmental charges against it or its property, and all of its Indebtedness and other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manner as not to cause any material adverse effect upon its property, financial condition or business operations, with adequate reserves provided for such payments.

         SECTION 7.04. BUSINESS ACTIVITIES.

         Continue to carry on its financial services business activities in substantially the manner such activities are conducted on the date of this Agreement and not make any material change in the nature of its business, including entering into businesses outside the financial services industry or reasonably related thereto.

         SECTION 7.05. PROPERTIES.

         Keep and cause each Subsidiary to keep its properties (whether owned or leased) in good condition, repair and working order, ordinary wear and tear and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external or structural repairs) and renewals and replacements thereof.

         SECTION 7.06. ACCOUNTING RECORDS; REPORTS.

         Maintain and cause each Subsidiary to maintain a standard and modern system for accounting in accordance with GAAP consistently applied throughout all accounting periods and consistent with those applied in the preparation of the financial statements referred to in Section 5.05; and furnish to the Lender such information respecting the business, assets and financial condition of the Borrower and its Subsidiaries as the Lender may reasonably request and, without request, furnish to the Lender:

         (a) As soon as available, but no more than sixty (60) days after the last day of each fiscal quarter of the Bank Subsidiaries, copies of each of the Bank Subsidiaries' thrift financial reports or other quarterly and annual reports of condition or income furnished to Governmental Authorities, including but not limited to the Quarterly Thrift Financial Report to the OTS and the Quarterly FHLB Credit Availability Report to the FHLB; and

         (b) Notice, promptly after the Borrower or any of its Subsidiaries knows, or has reason to know, of any notice or capital directive from OTS to any of the Bank Subsidiaries indicating that it does not have an amount of capital satisfying its minimum capital requirements or imposing any restrictions on such Bank Subsidiary's ability to declare and pay cash Distributions to the Borrower; and

         (c) Contemporaneous with the filing of such report, copies of (i) any audits completed by the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, or Federal National Mortgage Association ("FNMA"), (ii) Mortgage Bankers' Financial Reporting Forms (FNMA Form 1022) which the Borrower or any of its Subsidiaries shall have filed with FNMA, and (iii) all annual, quarterly, or extraordinary reports filed by the Borrower or any of its Subsidiaries with the OTS or, if applicable, the Federal Reserve System; and

         (d) As soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Borrower, a copy of the audit report for such year and accompany consolidated and consolidating financial statements of the Borrower and its Subsidiaries, as prepared by independent public accountants of recognized standing selected by the Borrower and satisfactory to the Lender, which audit report shall be accompanied by an opinion of such accountants, in form satisfactory to the Lender, to the effect that the same fairly present the financial condition of the Borrower and its Subsidiaries and the results of its and their operations as of the relevant dates thereof; together with copies of any management letters issued by such accountants in connection with such audit; and

         (e) As soon as available, copies of all reports or materials submitted or distributed to shareholders of the Borrower or filed with the SEC or other governmental agency having regulatory authority over the Borrower or any Subsidiary or with any national securities exchange; and

         (f) Promptly after the furnishing thereof, copies of any statement or report regarding the financial condition of the Borrower or any Subsidiary or notices of default given by the Borrower or any Subsidiary furnished to any other holder of obligations of the Borrower or any Subsidiary pursuant to the terms of any indenture, loan or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this Section 7.06; and

         (g) Promptly, and in any event within ten (10) days, after Borrower has knowledge thereof a statement of the chief financial officer of the Borrower describing: (i) any event which, either of itself or with the lapse of time or the giving of notice or both, would constitute a default hereunder or under any other material agreement to which the Borrower or any Subsidiary is a party, together with a statement of the actions which the Borrower proposes to take with respect thereto; (ii) any pending or threatened litigation or administrative proceeding of the type described in Section 5.10; (iii) any other condition or event which would make any of the warranties contained in this Agreement incomplete or inaccurate; and (iv) any fact or circumstance which is materially adverse to the property, financial condition or business operations of the Borrower or any Subsidiary, including, without limitation (w) the issuance of any notice of cease-and-desist order (temporary or otherwise) or any other formal notice, complaint, suit, claim, investigation, or proceeding initiated at or by any Governmental Authority or any judgment, decree, or order of any Governmental Authority;
                  (x) the service of notice or intention to remove from office or notice of intention to suspend from office by any Governmental Authority upon any director or officer of the Borrower or any of its Subsidiaries; (y) the issuance of a notice of termination of the status of any of the Bank Subsidiaries as an insured bank under the Federal Deposit Insurance Corporation Act, as amended, or (z) the entering into of a memorandum of understanding or formal written agreement between any Governmental Authority and the Borrower, any Subsidiary, or any director, officer, employee, or agent of the Borrower or any Subsidiary; and

         (h) (i) Promptly, and in any event within thirty (30) days, after the Borrower knows that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower setting forth details as to such

                  Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to the Borrower, (ii) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan administered by the Borrower and (iii) promptly after receipt thereof, a copy of any notice (other than a notice of general application) the Borrower, any Subsidiary or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by the Borrower; and

         (i) Promptly upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by the Borrower or any Subsidiary or a cleanup, removal, remedial action, or other response by or on the part of the Borrower or any Subsidiary under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from the Borrower or any Subsidiary for an alleged violation of Environmental Laws; and

         (j) The financial statements referred to in (a) and (d) above shall be accompanied by a certificate by the chief financial officer of the Borrower showing computations demonstrating compliance or non-compliance with Section 7.01 and stating that, as of the close of the last period covered in such financial statements, no condition or event had occurred which constitutes a default hereunder or which, after notice or lapse of time or both, would constitute a default hereunder (or if there was such a condition or event, specifying the same); and

         (k) Copies of annual federal tax returns for the Borrower and the Subsidiaries within thirty (30) days after filing the same with the Internal Revenue Service or successor agency.

         SECTION 7.07. INSPECTION OF RECORDS.

         Permit representatives of the Lender to visit and inspect any of the properties and examine any of the books and records of the Borrower and its Subsidiaries at any reasonable time during normal business hours and as often as may be reasonably desired.

         SECTION 7.08. QUALIFIED THRIFT LENDER STATUS.

         Cause the Bank Subsidiaries to maintain their status as a Qualified Thrift Lender as defined in 12 U.S.C. Section 1467a(m).

         SECTION 7.09. COLLATERAL ACCOUNT.

         Maintain the Collateral Account with the Borrower with a minimum balance of $500,000.00; provided that if no Default or Event of Default has occurred and is continuing (i) after November 19, 2005 Borrower may direct the Lender to withdraw scheduled payments of principal from the Collateral Account, and (ii) after November 19, 2006, the Lender shall remove any restrictions on the ability of the Borrower to withdraw the remaining balance from the Collateral Account. Borrower acknowledges that
(i) pursuant to Section 3.09 it has granted Lender a security interest in the Collateral Account, and (ii) except as set forth above it shall not be permitted to make withdrawals from the Collateral Account. Borrower further authorizes Lender to note such security interest and restrictions on withdrawal in its records relating to the Collateral Account.

         SECTION 7.10. MANAGEMENT.

         Until November 19, 2007, the Borrower shall employ Russell Breeden, III as its chief executive officer.

                                   ARTICLE 8
                                    DEFAULTS

         SECTION 8.01. DEFAULTS.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) The Borrower shall fail to pay (i) any interest due on the Term Note, or any other amount payable hereunder (other than a principal payment on the Term Note) by five (5) days after the same becomes due; or (ii) any principal amount due on the Term Note when due;

         (b) The Borrower shall default in the performance or observance of any agreement, covenant, condition, provision or term contained in Article VI or Section 7.01 of this Agreement;

         (c) The Borrower or other signatory other than the Lender shall default in the performance or observance of any of the other agreements, covenants, conditions, provisions or terms in this Agreement or the Term Loan Document continuing for a period of thirty days after written notice thereof is given to the Borrower by any of the Lender;

         (d) Any representation or warranty made by the Borrower herein or any certificate delivered pursuant hereto, or any financial statement delivered to the Lender hereunder, shall prove to have been false in any material respect as of the time when made or given;

         (e) The Borrower or any Subsidiary shall fail to pay as and when due and payable (whether at maturity, by acceleration or otherwise) all or any part of the principal of or interest on any indebtedness of or assumed by it, or of the rentals due under any lease or sublease, or of any other obligation for the payment of money, and such default shall not be cured within the period or periods of grace, if any, specified in the instruments governing such obligations; or a default (other than a payment default) shall occur under any evidence of, or any indenture, lease, sublease, agreement or other instrument governing such obligations pursuant to which the aggregate amount owing by the Borrower or a Subsidiary is in excess of $50,000.00, and such non-payment default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness or other obligation or the termination of such lease or sublease;

         (f) A final judgment which, together with all other outstanding final judgments against the Borrower and its Subsidiaries, or any of them, exceeds an aggregate of $50,000.00 shall be entered against the Borrower or any Subsidiary and shall remain outstanding and unsatisfied, unbonded, unstayed or uninsured after 60 days from the date of entry thereof; or any judgment which exceeds $50,000.00 shall be entered against the Borrower or any Subsidiary and shall not be covered, for the benefit of the Borrower or such Subsidiary, by insurance provided by a financially responsible insurance carrier;

         (g)      The Borrower or any Subsidiary shall: (i) become insolvent; or
                  (ii) be unable, or admit in writing its inability to pay its debts as they mature; or (iii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (iv) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code; or (v) become the subject of a creditor's petition for liquidation, reorganization or to effect a plan or other arrangement with creditors; or (vi) apply to a court for the appointment of a custodian or receiver for any of its assets; or (vii) have a custodian or receiver appointed for any of its assets (with or without its consent); or (viii) have any of its assets garnished, seized or forfeited, or threatened with garnishment, seizure or forfeiture; or (ix) otherwise become the subject of any insolvency proceedings or propose or enter into any formal or informal composition or arrangement with its creditors;

         (h) This Agreement, the Term Note or the Loan Document shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by the Borrower or any shareholder of the Borrower, or the Borrower shall deny that it has any or further liability or obligation thereunder or hereunder, as the case may be;

         (i) Any Reportable Event, which the Lender determine in good faith to constitute grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred, or any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and in case of any event described in the preceding provisions of this subsection (i) the Lender determine in good faith that the aggregate amount of the liability of the Borrower and its Subsidiaries' to the Pension Benefit Guaranty Corporation under ERISA shall exceed $50,000.00 and such liability is not covered, for the benefit of the Borrower, by insurance; or the Borrower or any of its Subsidiaries shall have fully or partially withdrawn from any Multiemployer Plan and such withdrawal results in liability on the part of the Borrower or any of its Subsidiaries (individually or collectively) in excess of $50,000.00; or

         (j) (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of Section 4201 of ERISA) to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and
                  (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $50,000.00; or

         (k) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contribution of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $50,000.00; or

         (l)      Any Change of Control shall occur, or

         (m) Any of the Bank Subsidiaries (i) has (or receives notice or directive from the OTS that it has) inadequate capital to satisfy its minimum capital requirements, (ii) receives any notice or capital directive from the OTS restricting its ability to pay cash Distributions to the Borrower, other than any regulation generally applicable to federal savings banks,
                  (iii) lose their borrowing privileges from the FHLB for any reason, or (iv) receives notice of intention to cancel or cancellation of its Bankers Blanket Bond; or

         (n) If any event or condition shall exist which could reasonably be expected to be a Material Adverse Effect, or

         (o) If Lender ceases to hold (for the benefit of Lender) 100% of the issued and outstanding shares of common stock of SCB and UBC, as collateral, or

         (p) If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Laws and as a result of such event or condition, the Borrower or any of its Subsidiaries shall have incurred, or in the opinion of the Lender be reasonably likely to incur, a liability in excess of $50,000.00 during any consecutive 12 month period.

         SECTION 8.02. TERMINATION OF COMMITMENTS AND ACCELERATION OF
OBLIGATIONS.

         Upon the occurrence of any Event of Default:

         (a) As to any Event of Default and at any time thereafter, and in each case, the Lender may, by written notice to the Borrower, declare the unpaid principal balance of the Term Note, together with all interest accrued thereon, to be immediately due and payable; and the unpaid principal balance of and accrued interest on such Term Note shall thereupon be due and payable without further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary herein or in the Term Note contained; and

         (b) As to each Event of Default, the Lender shall have all the remedies for default provided by the Loan Documents, as well as applicable law.

         SECTION 8.03. AMENDMENTS, ETC.

         No waiver, amendment, settlement or compromise of any of the rights of the Lender under this Agreement, the Term Note or any of the Loan Documents shall be effective for any purpose unless it is in a written instrument executed and delivered by the parties to this Agreement.

                                   ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.01. EXPENSES; INDEMNITY.

         (a) The Borrower shall pay or reimburse (i) the Lender for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, including the fees and expenses of in-house counsel) paid or incurred by the Lender in connection with the negotiation, preparation, execution, delivery, and administration of this Agreement, the Term Note, the Loan Documents and any other document required hereunder or thereunder, including without limitation any amendment, supplement, modification or waiver of or to any of the foregoing; (ii) the Lender for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, including the fees and expenses of in-house counsel) paid or incurred by the Lender before and after judgment in enforcing, protecting or preserving its rights under this Agreement, the Term Note, the Loan Documents and any other document required hereunder or thereunder, including without limitation the enforcement of rights against, or realization on, any collateral or security therefore or in defending against any claim made against the Lender by the Borrower, any Subsidiary or any third party as a result of or in any way relating to any matter referred to in subsection (i) or (ii) of this Section; and (iii) the Lender for any and all recording and filing fees and any and all stamp, excise, intangibles and other taxes, if any, (including, without limitation, any sales, occupation, excise, gross receipts, franchise, general corporation, personal property, privilege or license taxes, but not including taxes levied upon the net income of the Lender by the federal government or the state (or political subdivision of a state) where the Lender's principal office is located), which may be payable or determined to be payable in connection with the negotiation, preparation, execution, delivery, administration or enforcement of this Agreement, the Term Note, the Loan Documents or any other document required hereunder or thereunder or any amendment, supplement, modification or waiver of or to any of the foregoing, or consummation of any of the transactions contemplated hereby or thereby, whether such taxes are levied by reason of the acts to be performed by the Borrower hereunder or are levied upon the Lender, the Borrower, any Subsidiary, the property of the Lender or otherwise, including all costs and expenses incurred in contesting the imposition of any such tax, and any and all liability with respect to or resulting from any delay in paying the same, whether such taxes are levied upon the Lender, the Borrower, any Subsidiary, or otherwise.

         (b) The Borrower agrees to indemnify the Lender against any and all losses, claims, damages, liabilities and expenses, (including, without limitation, reasonable attorneys' fees and expenses, including the fees and expenses of in-house counsel), incurred by the Lender arising out of, in any way connected with, or as a result of (i) any acquisition or attempted acquisition of stock or assets of another person or entity by the Borrower or any Subsidiary, (ii) the use of any of the proceeds of any loans made hereunder by the Borrower or any Subsidiary for the making or furtherance of any such acquisition or attempted acquisition, (iii) any breach or alleged breach by the Borrower or any Subsidiary of or any liability or alleged liability of the Borrower or any Subsidiary under any Environmental Law, or any liability or alleged liability incurred by the Lender under any Environmental Law in connection with this Agreement, the Loan Document or the transactions contemplated hereunder or thereunder, (iv) the negotiation, preparation, execution, delivery, administration, and enforcement of this Agreement, the Term Note, the Loan Documents and any other document required hereunder or thereunder, including without limitation any amendment, supplement, modification or waiver of or to any of the foregoing or the consummation or failure to consummate the transactions contemplated hereby or thereby, or the performance by the parties of their obligations hereunder or thereunder, (v) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not the Lender is a party thereto; provided, however, that such indemnity shall not apply to -------- ------- any such losses, claims, damages, liabilities or related expenses arising from the gross negligence or willful misconduct of the Lender.

         (c) The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Agreement, the consummation of or failure to consummate either the transactions contemplated by this Agreement or any amendment, supplement, modification or waiver, the repayment of any loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or the Term Note or the Loan Document, or any other document required hereunder or thereunder, any investigation made by or on behalf of the Lender, the Borrower or any Subsidiary, or the content or accuracy of any representation or warranty made under this Agreement, the Loan Document or any other document required hereunder or thereunder.

         SECTION 9.02. SUCCESSORS.

         The provisions of this Agreement shall inure to the benefit of the Lender, and shall inure to the benefit of and be binding upon any successor to the Lender. No delay on the part of the Lender, in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Lender would otherwise have.

         SECTION 9.03. SURVIVAL.

         All agreements, representations and warranties made herein shall survive the execution of this Agreement, the making of the loans hereunder and the execution and delivery of the Term Note.

         SECTION 9.04. GOVERNING LAW.

This Agreement and the Notes issued hereunder shall be governed by and construed in accordance with the internal laws of the State of Indiana (without reference to conflict of law principles), except to the extent superseded by federal law.

         SECTION 9.05. COUNTERPARTS.

         This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 9.06. NOTICES.

         All communications or notices required under this Agreement shall be in writing and shall be deemed to have been given (i) on the date when sent by facsimile transmission to the facsimile number set forth below, or (ii) on the date when delivered, sent by nationally recognized overnight delivery service, or deposited in the United States mail, postage prepaid, in each case to the following address (unless and until any of such parties advises the other in writing of a change in such address):

         If to the Borrower:   Blue River Bancshares, Inc.
                               29 E. Washington Street
                               Shelbyville, IN 46176
                               Attention: President
                               Facsimile No.: (317) 392-6208

         If to the Lender:     Union Federal Bank of Indianapolis
                               45 N. Pennsylvania Street, Suite 600
                               Indianapolis, IN 46204

                               Attention: Bruce Hostetler
                               Facsimile No.: (317) 761-4024

         SECTION 9.07. PARTICIPATIONS.

         (a) Participations. The Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Term Note); provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in
                  Article III, inclusive, and the right of set-off contained in
                  Section 3.09, and (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement, and the Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Term Note and to approve any amendment, modification, or waiver of any provision of this Agreement.

         (b) Information. The Lender may furnish any information concerning the Borrower in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants), provided that such assignee or participant (or prospective assignee or participant) agrees to be bound by the confidentiality restrictions of Section 9.08).

         SECTION 9.08. CONFIDENTIALITY.

         The Lender agrees it will use its best efforts not to disclose without the Borrower's consent (other than to its employees, auditors, counsel or other professional advisors, to its Affiliates) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to this Agreement; provided, that the Lender may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over the Lender, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to the Lender, and
(e) to any prospective or actual purchaser of a loan participation in accordance with Section 9.07 hereof; provided, that such actual or prospective participant agrees to be bound by the provisions of this Section 9.08.

         SECTION 9.09. ENTIRE AGREEMENT; NO AGENCY.

         This Agreement and the other documents referred to herein contain the entire agreement between the Lender and the Borrower with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon the Lender unless clearly expressed in this Agreement or in the other documents referred to herein. Nothing in this Agreement or in the other documents referred to herein and no action taken pursuant hereto shall cause the Borrower to be treated as an agent of the Lender, or shall be deemed to constitute the Lender and the Borrower a partnership, association, joint venture or other entity.

         SECTION 9.10. NO THIRD PARTY BENEFIT.

         This Agreement is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Agreement.

         SECTION 9.11. CONSENT TO JURISDICTION.

         The Borrower hereby consents to the jurisdiction of any state or federal court situated in Marion County, Indiana, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement, the Term Note, any of the Loan Documents, or any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Borrower waives personal service of any and all process upon it, and consents to all such service of process made by mail or by messenger directed to it at the address specified below. Nothing herein shall affect the right of the Lender, or any of them, to serve process in any manner permitted by law, or limit the right of the Lender, or any of them, to bring proceedings against the Borrower or its property or assets in the competent courts of any other jurisdiction or jurisdictions.

         SECTION 9.12. WAIVER OF JURY TRIAL.

         THE BORROWER AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TERM NOTE, ANY OF THE LOAN DOCUMENTS, OR ANY OTHER DOCUMENT DELIVERED HEREUNDER OR IN CONNECTION HEREWITH, OR ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. THE BORROWER AND THE LENDER EACH REPRESENT THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Indianapolis, Indiana by their proper and duly authorized officers as of the day and year first above written.

BLUE RIVER BANCSHARES, INC.

Address:  29 E. Washington Street

                                                  Shelbyville, IN  46176

(CORPORATE SEAL)

By: ______________________________________

                                                  President

UNION FEDERAL BANK OF INDIANAPOLIS, as the Lender

By: _____________________________________

Title: __________________________________

                                  EXHIBIT 2.01

                                 PROMISSORY NOTE

Indianapolis, Indiana
November 19, 2003                                                  $4,000,000.00

         FOR VALUE RECEIVED, the undersigned, BLUE RIVER BANCSHARES, INC., an Indiana corporation ("Borrower"), hereby unconditionally promises to pay to the order of UNION FEDERAL BANK OF INDIANAPOLIS (the "Lender"), without relief from valuation or appraisement laws, the principal sum of Four Million Dollars ($4,000,000.00), such amount representing the original principal amount of the "Term Loan" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the "Credit Agreement" (as defined below). Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

         Unless otherwise required to be paid sooner pursuant to the provisions of the Credit Agreement, the principal indebtedness evidenced hereby shall be payable in installments as set forth in the Credit Agreement with a final installment payable on November 19, 2013.

         The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Lender, to such domestic account as the Lender may designate, in same day funds. At the time of each payment or prepayment of principal of the Term Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of principal paid or prepaid with respect to such Term Loan; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

         This Promissory Note is the "Term Note" referred to in, and is entitled to the benefits of, the Credit Agreement dated as of November 19, 2003 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among the Borrower and the Lender. The Credit Agreement, among other things, (i) provides for the making of the Term Loan in an amount equal to the U.S. Dollar amount above, the indebtedness of the Borrower resulting therefrom being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof without penalty or premium, upon the terms and conditions therein specified.

         Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower.

         Whenever in this Promissory Note reference is made to the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns permitted pursuant to the Credit Agreement. The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

         This Promissory Note shall be governed by, interpreted and enforced, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (without regard to the conflicts of law provisions) of the State of Indiana. This Promissory Note is secured by and entitled to the benefit of all of the Loan Documents referred to in the Credit Agreement and all other existing and future security agreements between maker and payee.

BLUE RIVER BANCSHARES, INC.

By: ______________

Name:

Title:

                  SCHEDULE OF TERM LOAN PAYMENTS OR PREPAYMENTS

                               Principal Paid         Amount of Unpaid
 Date    Amount of Loan          or Prepaid           Principal Balance         Notation Made By
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

                       FORM OF COLLATERAL PLEDGE AGREEMENT

         THIS AGREEMENT is entered into as of November 19, 2003, between BLUE RIVER BANCSHARES, INC., an Indiana corporation ("DEBTOR"), and UNION FEDERAL BANK OF INDIANAPOLIS, as the "SECURED PARTY".

         Debtor and Secured Party have entered into the Credit Agreement (as renewed, extended, amended, or restated from time to time, the "CREDIT AGREEMENT") dated as of November ___, 2003. As a continuing inducement to the Secured Party to extend credit to Debtor under the Credit Agreement, and as a condition precedent to that credit, Debtor is executing and delivering this agreement for the benefit of Secured Party.

         ACCORDINGLY, for adequate and sufficient consideration, Debtor and Secured Party agree as follows:

                                   SECTION 1
                           DEFINITIONS AND REFERENCES

         UNLESS STATED OTHERWISE, (A) TERMS DEFINED IN THE CREDIT AGREEMENT OR THE UCC (AS HEREINAFTER DEFINED) HAVE THE SAME MEANINGS WHEN USED IN THIS AGREEMENT, AND (B) TO THE EXTENT PERMITTED BY LAW, IF IN CONFLICT (I) THE DEFINITION OF A TERM IN THE CREDIT AGREEMENT CONTROLS OVER THE DEFINITION OF THAT TERM IN THE UCC, AND (II) THE DEFINITION OF A TERM IN ARTICLE 9 OF THE UCC CONTROLS OVER THE DEFINITION OF THAT TERM ELSEWHERE IN THE UCC.

                  (a) COLLATERAL is defined in SECTION 2.2 of this agreement.

                  (b) CONSTITUENT DOCUMENTS means, with respect to any Person, its articles or certificate of incorporation, charter, bylaws, certificates of limited partnership, partnership AGREEMENTS, limited liability Borrower agreements, organizational documents, and such other documents as may govern such Person's formation or organization.

                  (c) DEBTOR is defined in the preamble to this agreement and includes, without limitation, Debtor, DEBTOR as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Debtor or for substantially all of Debtor's assets under any Debtor Relief Law (as defined in the Guaranty).

                  (d) EVENT OF DEFAULT means the occurrence of any one or more of the following: (a) any Event of Default specified in the Credit Agreement; (b) the failure or refusal of Debtor to punctually and properly observe, keep, and perform any covenant, agreement, or undertaking contained in this agreement; or (c) the Liens granted hereby shall ever become unenforceable, or cease to be perfected, first priority Liens.

                  (e) INVESTMENT PROPERTY shall have the meaning set forth in Section 9-102(a)(49) of the UCC.

                  (f) OBLIGOR means any Person obligated with respect to any Collateral (whether as an ACCOUNT DEBTOR, obligor on an instrument, issuer of securities, or otherwise).

                  (g) PLEDGED SECURITIES is defined in SECTION 2.2 of this agreement.

                  (h) SECURED PARTY IS defined in the preamble to this agreement.

                  (i) SECURITY INTEREST means the security interest granted and the pledge and assignment made UNDER SECTION 2.1 of this agreement, which is a Lien in favor of Secured Party.

                  (j) UCC means the Uniform Commercial Code as enacted in the State of Indiana or other applicable jurisdiction, as amended at the time in question.

                                   SECTION 2
                        SECURITY INTEREST AND COLLATERAL

         Section 2.1 SECURITY INTEREST. To secure the full payment and performance of the Obligations, Debtor grants to Secured Party a security interest in the Collateral and pledges and assigns the Collateral to the Secured Party, all upon and subject to the terms and conditions of this agreement. The grant of the Security Interest does not subject the Secured Party to the terms of any Collateral or in any way transfer, modify, or otherwise affect any of Debtor's obligations with respect to any Collateral or the Lien in favor of Secured Party under the Credit Agreement.

         Section 2.2 COLLATERAL. As used in this agreement, the term "Collateral" means the present and future items and types of property described below, whether now owned or acquired in the future by Debtor, and wherever located.

                  (a) All present and future shares of stock or other ownership interests (the "BANK SECURITIES") issued by Shelby County Bank, a federal savings bank and Unified Banking Company, a federal savings bank (the "BANK SUBSIDIARIES") and the certificates representing the Bank Securities, and all cash, Investment Property, dividends, increases, distributions, and profits received or receivable therefrom, or in connection therewith, including distributions or payments in partial or complete liquidation or redemption, or as a result of reclassifications, readjustments, reorganizations, or changes in the capital structure of the Bank Subsidiaries thereof, and any other property, at any time and from time to time received, receivable, or otherwise distributed or delivered in respect of or in exchange for any of the Bank Securities to Secured Party, and all rights and privileges pertaining thereto and all present and future cash and noncash proceeds thereof; and

                  (b) All securities hereafter delivered to Secured Party in substitution for, or in addition to, any of the foregoing, all certificates representing or evidencing such securities, and all cash, securities, instruments, documents, dividends, increases, DISTRIBUTIONS, and profits received or receivable therefrom, and any other property, at any time and from time to time received by, receivable by, or otherwise distributed or delivered to Secured Party, in respect of, or in exchange for, any or all of the property described above (the property described in PARAGRAPHS 2.2(a) AND 2.2(b) being referred to herein as the "PLEDGED SECURITIES").

                                   SECTION 3
                         REPRESENTATIONS AND WARRANTIES

         By entering into this agreement, and by each subsequent delivery of additional Collateral under this agreement, Debtor reaffirms the representations and warranties contained in the Credit Agreement. Debtor further represents and warrants to Secured Party as follows:

         Section 3.1 BINDING OBLIGATION. This agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and is enforceable against Debtor. The taking by Secured Party of physical possession in Indiana of the stock certificates or other instruments representing the Pledged Securities will perfect the Security Interest in that Collateral. Once perfected, the Security Interest will constitute a first priority Lien on the Collateral. The creation of the Security Interest does not require the consent of any Person that has not been obtained.

         Section 3.2 SECURITIES. All Pledged Securities are duly authorized, validly issued, fully paid, and non-assessable, and the transfer of them is not subject to any restrictions other than restrictions imposed by applicable corporate, banking and securities laws.

         Section 3.3 MISCELLANEOUS REPRESENTATIONS. Debtor hereby represents and warrants that: (a) Debtor is the legal and beneficial owner of the Collateral free and clear of all Liens, charges, pledges, encumbrances, and security interests of every kind and nature other than Liens in favor of Secured Party;
(b) each Pledged Security has been validly authorized and issued, and is fully paid and nonassessable; (c) Debtor has good right and lawful authority to pledge the Collateral in the manner hereby done or contemplated; (d) no consent or approval of or notice to any Governmental Authority, or of any securities exchange, is necessary to effect the validity of the rights created hereunder which have not been obtained; (e) except for any financing statement which may have been filed by Secured Party, no financing statement covering the Collateral, or any part thereof, has been filed with any filing officer; (f) no presently effective security agreement covering the Collateral, or any part thereof, has been made, and no presently effective security interest, other than the one herein created, has attached or been perfected in the Collateral, or any part thereof; (g) the execution, delivery, and consummation of this agreement
(i) have been duly authorized by all requisite corporate action on the part of Debtor, and (ii) will not violate the Constituent Documents of Debtor or any issuer, or any law, regulation, mortgage, indenture, contract, instrument, judgment, or decree applicable to or binding on Debtor or the issuers of the Pledged Securities; (h) the Bank Securities constitute 100% of the issued and outstanding voting stock of the Bank Subsidiaries; (i) all other Pledged Securities constitute all of the stock of the Bank Subsidiaries owned directly or indirectly by Debtor; (j) none of the Pledged Securities are subject to any options or other rights of third parties, and (k) Debtor's chief executive office is located at 29 E. Washington Street, Shelbyville, IN 46176. Debtor has not used or transacted business under any other corporate name or tradename in the five year period preceding the date hereof.

         Section 3.4 ADDITIONAL COLLATERAL. The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor.

         The failure of any of these representations or warranties to be accurate and complete does not impair the Security Interest in any Collateral.

                                   SECTION 4
                           SECURED PARTY AS CUSTODIAN

         Secured Party shall have physical possession of the certificates or instruments representing or evidencing the Collateral. Debtor agrees that either
(a) all certificates representing Pledged Securities shall, after the occurrence of an Event of Default, be registered in the appropriate stock record books in the name of Secured Party or a nominee or nominees of Secured Party, or (b) in lieu of presently registering the Pledged Securities in the name of Secured Party or its nominee as provided in CLAUSE (a) above, Debtor will deposit with Secured Party, along with the certificates or instruments representing or evidencing the Pledged Securities, duly executed stock powers in favor of Secured Party or its nominee with signatures guaranteed by a member or member organization of the New York Stock Exchange or by a commercial bank or trust Borrower acceptable to the transfer agent. In addition, Secured Party shall, after the occurrence of an Event of Default, have the right to exchange certificates or instruments representing or evidencing the Pledged Securities for certificates or instruments of smaller or larger denominations for any purpose consistent with its performance of this agreement.

                                   SECTION 5
                                   COVENANTS

         Until all commitments by Secured Party to extend credit under the Credit Agreement have been canceled or terminated and the Obligations are fully paid and performed, Debtor covenants and agrees with Secured Party as follows:

         Section 5.1 ADDITIONAL DOCUMENTS AND INFORMATION. Debtor shall: (i) from time to time, at Debtor's expense, promptly execute and deliver to Secured Party all such stock powers, assignments, certificates, supplemental writings, financing statements, and other items, and do all other acts or things as Secured Party may reasonably request in order more fully to evidence and perfect the security interest of Secured Party in the Collateral or enable it to exercise and enforce its rights hereunder; (ii) punctually and properly perform all of Debtor's covenants and duties under any other security agreement, deed of trust, collateral agreement, or contract of any kind now or hereafter existing as security for, or in connection with, payment of the Obligations (to the extent liable thereon) in accordance with the terms hereof, and in accordance with the terms of the Term Note; (iii) promptly furnish Secured Party with any information or writings which Secured Party may reasonably request concerning the Collateral; (iv) allow Secured Party to inspect all records of Debtor relating to the Collateral or to the Obligations, and to make and take away copies of such records; (v) promptly notify Secured Party of any change in any fact or circumstances warranted or represented by Debtor in this agreement that could reasonably be expected to result in a Material Adverse Effect, or in any other writing furnished by Debtor to

Secured Party in connection with the Collateral or the Obligations; (vi) promptly notify Secured Party of any claim, action, or proceeding affecting title to the Collateral, or any part thereof, or the security interest therein, and, at the request of Secured Party, appear in and defend, at Debtor's expense, any such action or proceeding; and (vii) promptly, after being requested by Secured Party, pay to Secured Party the amount of all reasonable expenses, including reasonable attorneys' fees and other legal expenses, incurred by Secured Party in perfecting, maintaining, and enforcing the security interest.

         Section 5.2 PROCEEDS. Should the Pledged Securities, or any part thereof, ever be in any manner converted by its issuer or maker into another type of property, or any money or other proceeds ever be paid or delivered to Debtor as a result of Debtor's rights in the Pledged Securities, then, in any such event, all such property, money, and other proceeds, except only ordinary cash dividends (unless and until payable to Secured Party, pursuant to Section
6.2 hereof), shall become part of the Pledged Securities, and shall be delivered to Secured Party by Debtor.

         Section 5.3 PERFORMANCE BY SECURED PARTY. Should any covenant, duty, or agreement of Debtor fail to be performed in accordance with its terms hereunder, Secured Party may, but shall never be obligated to, after three (3) Business Days written notice thereof to Debtor, perform or attempt to perform such covenant, duty, or agreement on behalf of Debtor, and any amount expended by Secured Party in such performance or attempted performance shall become a part of the Obligations, and, at the request of Secured Party, Debtor agrees to pay such amount promptly to Secured Party, at Secured Party's office in Indianapolis, Indiana, together with interest thereon at the rate provided in the Credit Agreement.

         Section 5.4 COVENANT REGARDING REGISTRATION. If Secured Party shall determine to exercise its right to sell any or all of the Pledged Securities pursuant to Section 7.2 hereof, and if, in the opinion of counsel for Secured Party, it is necessary, or if, in the opinion of Secured Party, it is advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of any applicable banking and securities laws (the "Securities Act"), then Debtor will, at Secured Party's request and at Debtor's expense, cause each issuer of the Pledged Securities, or of that portion thereof to be sold, to execute and deliver, and cause the directors and officers of each such issuer to execute and deliver, all such instruments and documents, and cause such issuer(s), directors, and officers to do or cause to be done all such other acts and things as may be necessary or, in Secured Party's opinion, advisable to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus that, in Secured Party's opinion, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations applicable thereto:

         Section 5.5 NEGATIVE COVENANTS. Without the prior written consent of Secured Party, Debtor will not: (i) sell, assign, or transfer any rights of Debtor in the Collateral; (ii) grant any options or other rights in the Collateral; (iii) create any other Lien or security interest in, mortgage, or otherwise encumber the Collateral, or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, except the security interest herein created; (iv) vote for, or consent to, any amendment of the Constituent Documents of any issuer that might reasonably be expected to materially adversely affect the value of the Pledged Securities; (v) permit the issuers of the Pledged Securities to merge or consolidate with or into any corporation or other Person, except as expressly permitted by the Credit Agreement; or (vi) permit the issuers of the Pledged Securities to issue any shares to any other Person.

         Section 5.6 OTHER NOTICES AND ACTIONS. Debtor shall promptly notify Secured Party of (a) any change in any material fact or circumstance represented or warranted by Debtor with respect to any of the Collateral, and (b) any claim, action, or proceeding challenging the Security Interest or affecting title to all or any material portion of the Collateral or the Security Interest (and, at Secured Party's request, Debtor shall appear in and defend any such action or proceeding at Debtor's expense).

         Section 5.7 IMPAIRMENT OF COLLATERAL. Debtor shall not do or permit any act that is reasonably likely to adversely impair the value of any Collateral.

                                   SECTION 6
            VOTING RIGHTS, DIVIDENDS, ETC., PRIOR TO EVENT OF DEFAULT

         Section 6.1 RIGHTS PRIOR TO EVENT OF DEFAULT. So long as no Event of Default shall have occurred after the date hereof and be continuing, and Secured Party shall not have given written notice to Debtor of its intention to exercise its voting rights pertaining to the Pledged Securities as set forth in Section
6.2 below:

                  (a) Debtor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this agreement.

                  (b) Debtor shall be entitled to receive, retain, and expend or use in its business any and all ordinary cash dividends and non-liquidating distributions in-kind payable on the Pledged Securities, but any and all stock and/or liquidating dividends, returns of capital, or other distributions made on or in respect of the Pledged Securities, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of any issuer thereof, or received in exchange for Pledged Securities or any part thereof, or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in exchange for the Pledged Securities or received in payment of the principal of, or in redemption of, the Pledged Securities (either at maturity, upon call for redemption, or otherwise), shall be and become part of the collateral pledged hereunder, and if received by Debtor, shall be held in trust for the benefit of Secured Party, and forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock powers executed by Debtor in accordance with Secured Party's instructions) to be held subject to the terms of this agreement.

                  (c) Secured Party shall execute and deliver (or cause to be executed and delivered) to Debtor all such proxies, powers of attorney, dividend orders, and other instruments as Debtor may request for the purpose of enabling Debtor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to SUBSECTION (a) above and/or to receive the dividends which it is authorized to receive and retain pursuant to SUBSECTION (b) above.

         Section 6.2 TERMINATION OF RIGHTS. Upon (i) the occurrence after the date hereof of an Event of Default, and (ii) the giving of written notice by Secured Party to Debtor of its intention to (A) foreclose upon, or otherwise dispose of, the Pledged Securities, or (B) exercise its voting rights pertaining to the Pledged Securities, subject to the receipt by Secured Party of required federal or state regulatory approvals, if any, all rights of Debtor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to Section 6.1(a) hereof, and/or to receive the dividends which it is authorized to receive and retain pursuant to Section 6.1(b) hereof, shall cease, at the option of Secured Party, and all such rights shall thereupon become vested in Secured Party, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers, and/or to receive and retain the dividends which Debtor would otherwise be authorized to retain pursuant to Section 6.1(b) hereof. Further, Secured Party shall have the right upon the occurrence of an Event of Default, to notify and direct the issuers of the Pledged Securities to thereafter make all payments, distributions, dividends, and any other distributions payable in respect thereof directly to Secured Party. The issuers of the Pledged Securities making any such payment or distribution to Secured Party hereunder shall be fully protected in relying on the written statement of Secured Party that it then holds a security interest which entitles it to receive such payments and distributions. Any and all money and other property paid over to, or received by, Secured Party pursuant to the provisions of this Section 6.2 shall be retained by Secured Party as additional collateral hereunder, and may be applied (and upon Debtor's written request all cash shall promptly be applied) in accordance with the provisions hereof.

                                   SECTION 7
                          EVENT OF DEFAULT AND REMEDIES

         Section 7.1 REMEDIES. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which Secured Party may then have hereunder, under the Loan Documents, under applicable law, under the UCC, as applicable, or otherwise, Secured Party shall have the right to: (i) declare the entire unpaid balance of principal and all accrued interest on the Obligations immediately due and payable, without written notice, demand, notice of intent to accelerate, notice of acceleration, or presentment, all of which are hereby waived; (ii) reduce any claims to judgment, foreclose, or otherwise enforce its Security Interest in all or any part of the Collateral by any available judicial procedure; (iii) after notification, if any, expressly provided for herein, sell or otherwise dispose of, at the office of Secured Party or elsewhere, as chosen by Secured Party, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts, (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party's power of sale, but sales may be made from time to time until all of the Collateral has been sold, or until the Obligations have been paid in full, provided, however, that Secured Party shall have no obligation to sell the Collateral piecemeal, it being specifically acknowledged that a sale of all of the Collateral to one purchaser in single transaction shall be conclusively presumed to be commercially reasonable), and at any such sale it shall not be necessary to exhibit the Collateral; (iv) retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Secured Party, is entitled to do so under the UCC; (v) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof; and Debtor hereby consents to any such appointment; (vi) purchase the Collateral at any public sale in accordance with the UCC; (vii) purchase the Collateral at any private sale in accordance with the UCC; and (viii) exercise the rights set forth in this agreement in accordance with the UCC.

         Section 7.2 SALE OF PLEDGED SECURITIES. Secured Party is authorized, at any sale of the Pledged Securities, if it deems it advisable, to restrict the prospective bidders or purchasers to those persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to distribution or sale of any of the Pledged Securities. Upon any such sale, Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption, of Debtor which hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted, and such waiver shall be deemed to have been made after an Event of Default. Secured Party shall give Debtor seven days written notice of its intention to make any such public or private sale, or sale at broker's board or on a securities exchange. Such notice, in case of sale at broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made, and the day on which the Pledged Securities, or that portion thereof so being sold, which will first be offered for sale at such board or exchange. Secured Party shall have no obligation to disclose or provide any information concerning the issuers or the Pledged Securities to prospective purchasers of the Pledged Securities, other than information in its possession at such time, and Debtor agrees and acknowledges that it shall be commercially reasonable for any notices of any such sale, published or otherwise, to specifically so state. At any such sale the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may elect, and any such election shall be presumed to be commercially reasonable. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof; but Secured Party shall not incur any liability in case of the failure of such purchaser to take and pay for the Pledged Securities so sold, and, in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party may also, at its discretion, proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. If any consent, approval, or authorization of any federal, state, municipal, or other governmental department, agency, or authority should be necessary to effectuate any sale or other disposition of the Pledged Securities, or any part disposition of the Pledged Securities, or any part thereof; Debtor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval, or authorization, and will otherwise use its best efforts to secure the same. Any sale of the Pledged

Securities conditioned upon the receipt of any such consent, approval, or authorization shall be presumed to be commercially reasonable.

         Section 7.3 POSSIBLE RESTRICTIONS ON SALE OF PLEDGED COLLATERAL. Because of the Securities Act and other applicable laws or regulations, there may be legal restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities in the enforcement of its rights and remedies hereunder. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, in the event of any Event of Default hereunder giving rise to Secured Party's rights to sell or otherwise dispose of the Pledged Securities, and after the giving of any notices required herein, to sell all or any part of the Pledged Securities at private sale, subject to an investment letter or subject to any purchase agreement, or receipt of any regulatory approvals regarding change of control approvals, or with respect to any other matter, or in any other manner which will not require the Pledged Securities, or any part thereof; to be registered in accordance with the Securities Act, as amended, or other applicable rules and regulations promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by Secured Party at any such private sale or other disposition in the manner mentioned above, and Debtor specifically acknowledges that any such disposition shall be commercially reasonable under the UCC. Secured Party is also hereby authorized by Debtor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Debtor may deem required or appropriate in the event of a sale or disposition of any of the Pledged Securities. Debtor clearly understands that Secured Party may, at its discretion, approach a restricted number of potential purchasers, and may impose such other conditions in connection with any such sale as Secured Party deems necessary or desirable in order to comply with the Securities Act and other applicable laws, and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part or parts thereof, than would otherwise be obtainable if same were registered and sold in the open market. Debtor agrees (i) in the event Secured Party shall, upon an Event of Default hereunder, sell the Pledged Securities, or any portion thereof, at such private sale or sales, Secured Party shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such private sale thereof, and (ii) that such reliance shall be conclusive evidence that Secured Party handled such matter in a commercially reasonable manner under the UCC.

         If an Event of Default exists, then Secured Party may, at its election (but subject to the terms and conditions of the Credit Agreement), exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, and (b) applying to the Obligations any cash held by Secured Party under the Loan Documents.

         Section 7.4 NOTICE. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC. If any Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. Notice sent or given not less than seven calendar days before the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this section.

         Section 7.5 OTHER SALES. Secured Party's sale of less than all Collateral does not exhaust Secured Party's rights under this agreement and Secured Party is specifically empowered to make successive sales until all Collateral is sold. If the proceeds of a sale of less than all Collateral are less than the Obligations, then this agreement and the Security Interest remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made. In the event any sale under this agreement is not completed or is, in Secured Party's opinion, defective, that sale does not exhaust Secured Party's rights under this agreement, and Secured Party is entitled to cause a subsequent sale or sales to be made. All statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this agreement (whether about nonpayment of the Obligations, the occurrence of any Event of Default, Secured Party's having declared all of the Obligations to be due and payable, notice of time, place, and terms of sale and the properties to be sold having been duly given, or any other act or thing having been duly done by Secured Party) shall be taken as prima facie evidence of the truth of the facts so stated and recited. Secured Party may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Secured Party.

         Section 7.6 POWER-OF-ATTORNEY. Secured Party is deemed to be irrevocably appointed as Debtor's agent and attorney-in-fact with the right to enforce all of Debtor's rights under or in connection with the Collateral effective and operable at all times while an Event of Default exists. All reasonable costs, expenses, and liabilities incurred and all payments made by Secured Party as Debtor's agent and attorney-in-fact (including, without limitation, reasonable attorney's fees and expenses) are considered a loan by Secured Party to Debtor that is repayable on demand, accrues interest at the rate specified in the Credit Agreement to be applied upon an Event of Default until paid, and is part of the Obligations.

         Section 7.7 APPLICATION OF PROCEEDS. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Section 7 in the order and manner specified in Article III of the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligations in full, Debtor remains liable for any deficiency.

                                   SECTION 8
                           AUTHORITY OF SECURED PARTY

         Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to Secured Party by the terms hereof, together with such powers as are reasonably incidental thereto. Secured Party may execute any of its duties hereunder by or through sub-agents or employees, and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to said duties. Secured Party and any director, officer, or employee of Secured Party shall not be liable for any action taken or omitted to be taken by them or any of them hereunder or in connection herewith, except for their own gross negligence or willful misconduct; nor shall Secured Party be responsible for the validity, effectiveness, or sufficiency hereof, or of any document or security furnished pursuant hereto or in connection herewith. Secured Party shall be entitled to rely on any communication, instrument, or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

                                   SECTION 9
                            OTHER RIGHTS; PERFORMANCE

         If Debtor fails to preserve the priority of the Security Interest in any of the Collateral or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, prosecute or defend any suits in relation to the Collateral or take all other action which Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this section (including, without limitation, court costs and attorneys' fees) shall bear interest from the dates of expenditure or payment at the rate specified in the Credit Agreement to be applied upon an Event of Default until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and is part of the Obligations.

                                   SECTION 10
                                INDEMNIFICATION

         Debtor hereby agrees to reimburse Secured Party, on demand, for all reasonable expenses incurred by it in connection with the administration and enforcement of this Agreement, and agrees to indemnify and hold harmless Secured Party from and against any and all liability incurred by it hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of Secured Party. Other than the exercise of reasonable care in the physical custody of the Pledged Securities while held by Secured Party, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral, or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof, or to protect or preserve any rights against prior parties, or any other rights pertaining thereto, it being understood and agreed that Debtor shall be responsible generally for the preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if secured party takes such action, for purposes of preserving rights in the Collateral, as Debtor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Debtor, and no refusal by Secured Party to comply with any such request by Debtor shall be deemed to be a failure to exercise reasonable care.

                                   SECTION 11
                    SECURED PARTY APPOINTED ATTORNEY-IN-FACT

         Debtor hereby appoints Secured Party as Debtor's attorney-in-fact to act, after the occurrence and during the continuance of an Event of Default, in the name of Debtor or otherwise for the purpose of carrying out the provisions of this agreement, and taking any action, and executing any instrument which Secured Party may deem necessary or advisable to

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

accomplish the purposes hereof. Without limiting the generality of the foregoing, Secured Party shall have the right and power, after the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect all checks and other orders for the payment of money made payable to Debtor representing any dividend or other distribution payable or distributable in respect of the Collateral, or any part thereof, and to give full discharge for the same.

                                   SECTION 12
                                  MISCELLANEOUS

         Section 12.1 TERM. This agreement terminates upon full payment and performance of the Obligations. No Obligor is ever obligated to make inquiry of the termination of this agreement but is fully protected in making any payments on the Collateral directly to Secured Party.

         Section 12.2 MATTERS NOT RELEVANT. The Security Interest, Debtor's obligations, and Secured Party's rights under this agreement are not released, diminished, impaired, or adversely affected by any one or more of the following:
(a) Secured Party's taking or accepting any additional--or any release, surrender, exchange, subordination, or loss of any other -- guaranty, assurance, or security for any of the Obligations; (b) any full or partial release of any other Person obligated on any of the Obligations; (c) the modification or assignment of-- or waiver of compliance with-- any other Term Loan Document; (d) any present or future insolvency, bankruptcy, or lack of corporate, partnership, or trust power of any other Person obligated on any of the Obligations; (e) any renewal, extension, or rearrangement of any of the Obligations, or any adjustment, indulgence, forbearance, or compromise granted to any Person obligated on any of the Obligations; (f) any Person's neglect, delay, omission, failure, or refusal to take or prosecute any action in connection with any of the Obligations; (g) any existing or future affect, claim, or defense (other than credits toward outstanding amounts in respect of application of proceeds of Collateral under this agreement and except for the defense of full and final payment of the Obligations) of Debtor or any other Person against Secured Party;
(h) the unenforceability of any of the Obligations against any Person obligated or any of the Obligations because it exceeds the amount permitted by law, the act of creating it is ultra vires, or the officers, partners, or trustees creating it exceeded their authority or violated their fiduciary duties, or otherwise; (i) any payment of the Obligations is held to constitute a preference under the United States Bankruptcy Code or any similar state or federal debtor relief laws or for any other reason Secured Party is required to refund any payment or make payment to another Person; or (j) any Person's failure to notify Debtor or the Secured Party of their acceptance of this agreement or any Person's failure to notify Debtor about the foregoing events or occurrences, and Debtor waives any notice of any kind under any circumstances whatsoever with respect to this agreement or any of the Obligations other than as specifically provided in this agreement.

         Section 12.3 WAIVERS. Except to the extent expressly otherwise provided in the Loan Documents, Debtor waives (a) any right to require Secured Party to proceed against any other Person, to exhaust its rights in the Collateral, or to pursue any other right which Secured Party may have, and (b) all rights of marshaling in respect of the Collateral.

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

         Section 12.4 FINANCING STATEMENT. Secured Party may, at any time, file a financing statement accurately describing the Collateral, but Secured Party's failure to do so does not impair the validity or enforceability of this agreement.

         Section 12.5 PARTIES. This agreement binds and inures to Debtor, Secured Party, and their respective successors and permitted assigns. Only those Persons may rely or raise any defense about this agreement. Debtor may not assign any rights or obligations under this agreement without first obtaining the written consent of Secured Party. The Secured Party may assign, pledge, and otherwise transfer all or any of its rights under this agreement to any participant or transferee permitted by the Credit Agreement.

         Section 12.6 SURVIVAL. All agreements, representations and warranties made herein shall survive the execution of this Agreement.

         Section 12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana (without reference to conflict of law principles), except to the extent superseded by federal law.

         Section 12.8 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 12.9 NOTICES. All communications or notices required under this Agreement shall be in writing and shall be deemed to have been given (i) on the date when sent by facsimile transmission to the facsimile number set forth below, or (ii) on the date when delivered, sent by nationally recognized overnight delivery service, or deposited in the United States mail, postage prepaid, in each case to the following address (unless and until any of such parties advises the other in writing of a change in such address):

         If to the Debtor:          Blue River Bancshares, Inc.
                                    29 E. Washington Street
                                    Shelbyville, IN 46176
                                    Attention: President
                                    Facsimile No.: (317) 392-6208

         If to the Secured Party:   Union Federal Bank of Indianapolis
                                    45 N. Pennsylvania Street, Suite 600
                                    Indianapolis, IN 46204
                                    Attention: Bruce Hostetler
                                    Facsimile No.: (317) 761-4024

         Section 12.10 NO AGENCY. Nothing in this Agreement or in the other documents referred to herein and no action taken pursuant hereto shall cause the Borrower to be treated as an agent of the Secured Party, or shall be deemed to constitute the Secured Party and the Borrower a partnership, association, joint venture or other entity.

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

         Section 12.11 NO THIRD PARTY BENEFIT. This Agreement is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this Agreement.

         Section 12.12 CONSENT TO JURISDICTION. The Borrower hereby consents to the jurisdiction of any state or federal court situated in Marion County, Indiana, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement or any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Borrower waives personal service of any and all process upon it, and consents to all such service of process made by mail or by messenger directed to it at the address specified below. Nothing herein shall affect the right of the Secured Party, to serve process in any manner permitted by law, or limit the right of the Secured Party, to bring proceedings against the Borrower or its property or assets in the competent courts of any other jurisdiction or jurisdictions.

         Section 12.13 WAIVER OF JURY TRIAL. The Borrower and the Secured Party hereby jointly and severally waive any and all right to trial by jury in any action or proceeding relating to this Agreement or any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Borrower and the Secured Party each represent that this waiver is knowingly, willingly and voluntarily given.

         Section 12.14 LIMITATION OF LIABILITY. The Borrower and the Secured Party hereby waive any right any of them may now or hereafter have to claim or recover from any other party hereto any consequential, exemplary or punitive damages.

         Section 12.15 ENTIRE AGREEMENT. This Agreement and the other Loan Documents represent the final agreement between the parties with respect to the subject matter thereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

                             SIGNATURE PAGE FOLLOWS

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         EXECUTED as of the date first stated above.

BLUE RIVER BANCSHARES, INC.,             UNION FEDERAL BANK OF
as Debtor                                INDIANAPOLIS, as Secured Party

By: __________________________________   By: ___________________________________
Name: ________________________________   Name: _________________________________
Title: _______________________________   Title: ________________________________

         The undersigned agrees that to the extent that any of the stock certificates evidencing any of the capital stock that is included in the Collateral bear any restrictive legend in respect of the transfer of those certificates, then, in each case, the undersigned waives the requirements of those restrictive legends in respect of the pledge of those shares of capital stock to Secured Party.

                                          SHELBY COUNTY BANK

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          UNIFIED BANKING COMPANY

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

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